UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Post Holdings, Inc.
(Name of registrant as specified in its charter)
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December 10, 2015

Dear fellow shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 28, 2016. We will hold the meeting at 9:00 a.m., Central Time, at the Drury Inn & Suites Brentwood, 8700 Eager Road, St. Louis, Missouri 63144.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report for the fiscal year ended September 30, 2015, which contain detailed information about us and our operating and financial performance. On or about December 10, 2015, we began mailing to our shareholders these materials or a Notice of Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. The prompt execution of your proxy will be greatly appreciated.

Sincerely,

William P. Stiritz	Robert V. Vitale
Executive Chairman	President and Chief Executive Officer

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December 10, 2015
Notice of Annual Meeting of Shareholders
Dear shareholders:
The 2016 annual meeting of shareholders of Post Holdings, Inc. will be held at 9:00 a.m., Central Time, on Thursday, January 28, 2016, at the Drury Inn & Suites Brentwood, 8700 Eager Road, St. Louis, Missouri 63144. At the annual meeting, shareholders will consider the following matters:

1.	the election of two nominees for director;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

3.	an advisory vote on executive compensation;

4.	the approval of the Post Holdings, Inc. 2016 Long-Term Incentive Plan; and

5.	any other business properly introduced at the annual meeting.
The close of business on December 1, 2015 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the meeting and the proxy statement and proxy card are first being sent or made available to shareholders on or about December 10, 2015.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to Shareholders on the Internet. This means that most shareholders will not receive paper copies of our proxy materials and Annual Report. We will instead send shareholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials and Annual Report on the Internet. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2016 Annual Meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter except ratification of the appointment of our independent registered public accounting firm in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
By order of the Board of Directors,
Diedre J. Gray
Senior Vice President, General Counsel
and Chief Administrative Officer, Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 28, 2016
This notice, the proxy statement attached to this notice, and our annual report to shareholders for the fiscal year ended September 30, 2015 are available at www.edocumentview.com/Post and on our website at www.postholdings.com.

PROXY STATEMENT

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary is not a complete description, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING

Time and Date:	9:00 a.m. central time on Thursday, January 28, 2016

Place:	Drury Inn & Suites Brentwood 8700 Eager Road St. Louis, MO 63144

Record Date:	December 1, 2015

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

VOTING ITEMS

Item		Board Recommendation	Page Reference

Item 1	Election of Two Directors	For all nominees	9

Item 2	Ratification of the Selection of PricewaterhouseCoopers LLP as Independent Auditors for 2016	For	12

Item 3	Advisory Vote on Executive Compensation	For	42

Item 4	Approval of the Post Holdings, Inc. 2016 Long-Term Incentive Plan	For	43

Transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS
The following table provides summary information about each director nominee as of November 16, 2015. At our Annual Meeting, shareholders will be asked to elect the two director nominees in Class I listed in the table below.
 Class I - Directors whose terms expire at the 2016 Annual Meeting of Shareholders and who are nominees for terms expiring at the 2019 Annual Meeting

Name	Director Since	Occupation and Experience	Independent	Board Committees(1)
				AC	CGCC	EC	SFOC

Gregory L. Curl	2012	President of Temasek Holdings	Yes	X			X

David P. Skarie	2012	Retired executive	Yes	X		X

(1)	AC - Audit Committee; CGCC - Corporate Governance & Compensation Committee; EC - Executive Committee; SFOC - Strategy & Financial Oversight

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016.

EXECUTIVE COMPENSATION
Our board is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation program, but rather addresses our overall approach to the compensation of our named executive officers. Please read “Compensation Discussion and Analysis” beginning on page 14 and the executive compensation tables beginning on page 32 for additional details about our executive compensation programs.

2016 LONG-TERM INCENTIVE PLAN
We are seeking shareholder approval of our 2016 Long-Term Incentive Plan which will increase the number of shares authorized to fund awards under our long-term incentive compensation programs and will further enhance our corporate governance structure with respect to compensation. Our Board recommends a FOR vote because we believe that the ability to make equity awards to our executives, employees and directors is important to align their interests with that of our shareholders and to better attract and retain our employees.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
Our board of directors is soliciting proxies for the 2016 annual meeting of shareholders. This proxy statement, the form of proxy and the Company’s 2015 Annual Report to Shareholders will be available at www.edocumentview.com/Post beginning on December 10, 2015. On or about December 10, 2015, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to shareholders of record at the close of business on December 1, 2015. On the record date, there were 62,082,317 shares of our common stock outstanding.
How can I receive printed proxy materials?
We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On or about December 10, 2015, we mailed to many of our shareholders a Notice containing instructions on how to access our proxy statement and annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
Where and when is the annual meeting?
We will hold the annual meeting on Thursday, January 28, 2016, at 9:00 a.m., Central Time, at the Drury Inn & Suites Brentwood, 8700 Eager Road, St. Louis, Missouri 63144.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:

1.	the election of the two nominees for director named in this proxy statement;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

3.	an advisory vote on executive compensation;

4.	the approval of the Post Holdings, Inc. 2016 Long-Term Incentive Plan; and

5.	any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	shares registered directly in your name with our transfer agent, for which you are considered the “shareholder of record;”

•	shares held for you as the beneficial owner through a broker, bank or other nominee in “street name;” and

•	shares credited to your account in our savings investment plan.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. We have sent these proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.
How can I vote my shares?
You can vote by proxy or in person.
How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may access your proxy card to vote on the Internet.
If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the proxy card.
Registered Shares:

•
Voting by telephone: You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 28, 2016.

•
Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 28, 2016.

•
Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Street Name Shares: If you hold shares through a bank, broker or other institution, you will receive material from that firm explaining how to vote.
If you submit your proxy using any of these methods, Jeff A. Zadoks or Diedre J. Gray, who have been appointed by our board of directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of our board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of the two nominees for director; “FOR” ratification of the appointment of our independent public accounting firm; and “FOR” the proposal regarding an advisory vote on executive compensation.
If any other matter is presented at the meeting, your proxy will authorize Jeff A. Zadoks or Diedre J. Gray to vote your shares in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
If you wish to give a proxy to someone other than Jeff A. Zadoks or Diedre J. Gray, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
How can I revoke my proxy?
You may revoke a proxy in any one of the following four ways:

•	submit a valid, later-dated proxy;

•	vote again electronically after your original vote;

•	notify our corporate secretary in writing before the annual meeting that you have revoked your proxy; or

•	vote in person at the annual meeting.
How do I vote in person?
If you are a shareholder of record, you will need to bring appropriate identification and you may cast your vote in person. If you hold shares in street name, then you will need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the holder of your shares as of December 1, 2015.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.
How do I vote my shares in the savings investment plan?
If you are both a shareholder and a participant in our savings investment plan, you will receive a single proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through this plan and you do not return your proxy by 4:00 p.m., Central Time, on January 25, 2016, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan.

The trustee will also vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when shareholders holding a majority of the outstanding shares entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.
What vote is required?
The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for a director nominee to be elected and for each of the items to be presented to the shareholders for approval.
How are the voting results determined?
A proxy card marked “withhold” for a nominee will not be voted for that nominee. A proxy card marked “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange (“NYSE”), and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the holder does not receive voting instructions from you. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the meeting?
The board of directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file on or before February 3, 2016. You can obtain a copy of the Form 8-K by logging on to our website at www.postholdings.com, by calling the SEC at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE

Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our global standards of business conduct, our director code of ethics and board committee charters, are published under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. Information on our website does not constitute part of this proxy statement. The board of directors regularly reviews these materials, Missouri law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Director Independence
Our board of directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. The guidelines contain categorical standards our board uses to make its determination as to the materiality of the relationships of each of our directors. Our board has determined, in its judgment, that all of our non-employee directors are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
The independent members of the board of directors meet regularly without the presence of management. These sessions are normally held following or in conjunction with regular board meetings. The lead independent director, or the chairman of the committee then in session, acts as the presiding director during executive sessions. As the Chairman of our Corporate Governance and Compensation Committee, Mr. Robert Grote currently serves as our lead independent director.

Code of Ethics
Our global standards of business conduct, applicable to all corporate officers and employees, sets forth our expectations for the conduct of business by corporate officers and employees. Our directors have adopted, and are required to abide by, a director code of ethics. We intend to post amendments to or waivers from (to the extent applicable to one of our corporate officers or directors) these documents on our website.

Conflicts of Interest
Pursuant to our conflict of interest policy, global standards of business conduct and director code of ethics, each director and corporate officer has an obligation not to engage in any transaction that could be deemed a conflict of interest. Our directors may not engage in any transaction that could impact their independence as a member of the board of directors.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
The Committee has adopted standing pre-approval of certain transactions in which a corporate officer or director may have an interest including (i) transactions involving competitive bids, (ii) certain charitable contributions, and (iii) certain banking related services. The Committee believes these transactions are immaterial to us and to any director or corporate officer. No director may participate in the approval of an interested party transaction for which he is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Structure of the Board of Directors
The board of directors is currently comprised of eight members. Our articles of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting. The size of the board of directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal as reasonably possible. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Vacancies on the board of directors may be filled by a majority vote of the remaining directors, and the board of directors determines the class to which any director shall be assigned. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the board of directors, serves until the next meeting of shareholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full board.
Board Meetings and Committees
The board of directors has the following four committees: Audit, Corporate Governance and Compensation, Executive and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the board of directors and each committee met during fiscal 2015. During fiscal 2015, each director attended at least 75% of the total number of meetings of the board of directors and the committee(s) on which he serves, except Mr. Kemper who was appointed to the board of directors effective September 1, 2015. Because our annual meeting is purely perfunctory in nature, our corporate governance guidelines do not require the directors to attend the annual meeting of shareholders, and accordingly, only two directors attended the 2015 annual meeting of shareholders. As of November 17, 2015, the Board and committee members were as follows:

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	Δ			Δ	Δ
Robert V. Vitale	•			•	•
Jay W. Brown	•		•		•
Edwin H. Callison	•	Δ	•
Gregory L. Curl	•	•			•
Robert E. Grote	•		Δ
David W. Kemper	•	•
David P. Skarie	•	•		•
Meetings held in fiscal 2015	8	4	8	0	4

Δ	–	Chair	•	–	Member
Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our independent audit, (d) our systems of internal accounting, financial controls and disclosure controls, and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The board of directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The committee operates under a written charter, adopted by the board of directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The board of directors has also determined, in its judgment, that Mr. Callison, the chair of our Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined by NYSE rules. Our corporate governance guidelines do not currently restrict the number of audit committees of public companies on which members of our Audit Committee may serve, however, the board of directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 13 of this proxy statement.
Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of the corporate officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report, (c) issues a report confirming the committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report, (d) administers and makes recommendations with respect to incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also reviews and revises, as necessary, our corporate governance guidelines.
The board of directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The committee operates under a written charter, adopted by the board of directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The charter was revised in June 2013 to make provision for new

SEC and NYSE rules affecting compensation committees. The charter now provides for assessing potential conflicts of interest of compensation consultants and other advisers. The report of the Corporate Governance and Compensation Committee can be found on page 41 of this proxy statement.
Executive Committee
The Executive Committee may exercise all board authority in the intervals between board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management in order to assist the board of directors in exercising its responsibilities regarding the financial condition, objectives and strategy of the Company.

Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The committee may, from time to time, initiate a search for a new candidate seeking input from our chairman and from other directors. The committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our board of directors are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the board of directors on the progress of the committee’s efforts. The committee meets to consider and approve final candidates who are then presented to the board of directors for consideration and approval. Our chairman or the chairman of the Corporate Governance and Compensation Committee may extend an invitation to join the board of directors.
The committee relies primarily on recommendations from management and members of the board of directors to identify director nominee candidates. However, the committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years, business and residential addresses, and educational background) and other relevant information as outlined in our bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2017 annual meeting should mail their suggestions to Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than September 30, 2016 and no later than October 30, 2016.

Role of the Board in Risk Oversight
The board of directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The board of directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the board of directors at regularly scheduled meetings.
We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, cash bonus plans measure performance on an annual basis but are based on a wide variety of factors and, while recommended by the Chief Executive Officer, are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.
Board Leadership Structure
Our current board leadership structure consists of:

•	Separate Chairman of the Board and Chief Executive Officer roles;

•	An independent Lead Director;

•	All non-management directors except the Executive Chairman and Chief Executive Officer;

•	Independent Audit and Corporate Governance and Compensation Committees; and

•	Governance practices that promote independent leadership and oversight.

Separate Chairman and CEO
We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the board of directors believes that it should maintain flexibility to select our Chairman and board leadership structure from time to time. William P. Stiritz serves as Executive Chairman and Robert V. Vitale serves as our Chief Executive Officer. Both Mr. Stiritz and Mr. Vitale are also members of the board. The board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Vitale to focus on operating and managing our company, while Mr. Stiritz can focus on the strategic direction of the Company. In addition, an independent director serves as lead director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent leadership.
When determining the leadership structure that will allow the board of directors to effectively carry out its responsibilities and best represent our shareholders’ interests, the board will consider various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Lead Director
Pursuant to our corporate governance guidelines, the Chairman of the Corporate Governance and Compensation Committee, currently Robert E. Grote, acts in the role of lead director. The lead director’s duties are described in our corporate governance guidelines and include: (i) chairing the meetings of the independent directors when the Executive Chairman is not present; (ii) working with the Chief Executive Officer to develop the board and committee agendas and approve the final agendas; (iii) coordinating, developing the agenda for and chairing executive sessions of the board’s independent directors; and (iv) working in conjunction with the Corporate Governance and Compensation Committee to identify for appointment the members of the various board committees.
In addition to the lead director, the board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committees are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Executive Chairman and the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our board of director meetings.
Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the board of directors, the functioning of the committees and each individual member of the board. In addition to this evaluation, and as a part of this process, the board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, and shares the same with the board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.
Policy on Director Diversity
While the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the committee takes diversity into account in looking for the best available candidates to serve on the board of directors. The committee looks to establish diversity on the board of directors through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the board with its decision making.
Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The board of directors has directed our corporate secretary to forward shareholder communications to our chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the board of director’s corporate governance and oversight responsibilities.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of two current directors (Messrs. Curl and Skarie) will expire at the 2016 annual meeting. Our board of directors has nominated Messrs. Curl and Skarie for election for a three-year term that will expire in 2019. The board of directors is not aware that either of these nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the board of directors names one. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
Each nominee is currently a director. Each of these directors was elected to the board on February 3, 2012, immediately after the separation from Ralcorp Holdings, Inc. (“Ralcorp”) was completed.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Curl and Skarie, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominee named on the proxy card.
If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the board of directors, or the board may reduce the number of directors to be elected at the annual meeting.
The board of directors recommends a vote “FOR” these nominees.
Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our stakeholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the board of directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the board to determine the appropriate mix of these backgrounds and qualifications that would establish and maintain a board with strong collective abilities.
To fulfill these objectives, the board of directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the board considered in each director’s re-nomination are included in their individual biographies.

•
Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.

•
Industry Experience.  We seek directors with experience as executives, directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.

•
Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.

•
Public Company Board Experience.  Directors with experience as executives or directors of other publicly traded companies generally are well prepared to fulfill the board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the board, and protection of our shareholders’ interests.

In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.
The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 31, 2015.
NOMINEES FOR ELECTION
GREGORY L. CURL has served as a member of the board of directors since February 2012.  Mr. Curl has been president of Temasek Holdings, an investment company owned by the Singapore government, since September 2010, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, retiring from Bank of America Corporation in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. Mr. Curl has over 35 years of experience in the financial services industry, particularly in mergers and acquisitions. Age 67.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Public Company Board Experience.
DAVID P. SKARIE has served as a member of the board of directors since February 2012.  Mr. Skarie previously served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Mr. Skarie has expertise and background in the consumer industry, including as a chief executive officer. Age 69.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
DIRECTORS CONTINUING IN SERVICE
WILLIAM P. STIRITZ has served as our executive chairman since November 1, 2014. Previously, Mr. Stiritz served as our chairman of the board of directors and our chief executive officer from February 2012 until November 1, 2014. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm. Mr. Stiritz was Chairman Emeritus of the board of directors of Energizer Holdings, Inc. from January 2007 to May 2008 and chairman of the board of directors of Energizer Holdings from 2000 to 2007. In addition, he served as a Director of Vail Resorts, Inc. from 1997 to 2009. Mr. Stiritz has extensive managerial expertise, including as chairman at a number of public and private companies, experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Age 81.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
JAY W. BROWN has served as a member of the board of directors since February 2012 and is a retired senior executive with a long general management career in large consumer-oriented businesses. Most recently, Mr. Brown was a partner at Westgate Equity Partners, LLC, a consumer-focused private equity firm. At Westgate, Mr. Brown was responsible for operational management of portfolio companies. Prior to forming Westgate in 1998, Mr. Brown was a senior executive with the Ralston Purina Company, running several divisions of the multi-dimensional food and agribusiness company, including serving as president and chief executive officer of Protein Technologies International, a leading supplier of soy-based proteins to the food and paper processing industries, Continental Baking Company, a subsidiary of Ralston Purina and of Tri-Union Seafoods (a/k/a Van Camp Seafood Company), a provider of stable seafood products. Mr. Brown served as a director and chairman of the compensation committee of Jack in the Box Inc. from 1997 to 2003 and as a director of Agribrands International, Inc. from 1998 to 2001. Mr. Brown has expertise and background in the food and consumer products industries, particularly in mergers and acquisitions, including as a chief executive officer, board member and investor. Age 70.
Director Qualifications

•	Leadership Experience, Industry Experience, Operational Experience, Public Company Board Experience.

EDWIN H. CALLISON has served as a member of the board of directors since February 2012. Mr. Callison has been executive vice president of Wirtz Beverage Group, a leading national distributor of luxury and premium wine, spirits and beer brands, since June 2012, and also served Wirtz as Senior Vice President from June 2008 until June 2012. From 2003 to June 2008, he served as Vice President and General Manager for Judge & Dolph’s Spectrum division, an affiliate of the Wirtz Beverage Group. Prior to 2003, he spent more than 20 years in various leadership positions with Callison Distributing in Belleville, Illinois. Mr. Callison serves on the board of directors of the Wine and Spirits Wholesalers of America, the Wine and Spirits Distributors of Illinois and Wirtz Corporation. Mr. Callison has expertise and background in sales, marketing, finance, operations and logistics. Age 60.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Operational Experience.
ROBERT E. GROTE has served as a member of the board of directors since February 2012. Mr. Grote is, and has been for the past five years, a retired executive. Prior to 1998, Mr. Grote spent more than twenty years in management. He served in a number of executive positions at Washington Steel Corporation, an integrated, flat-rolled stainless steel producer, most recently as VP-Administration.  He also served as general counsel for Washington Steel Corporation and on the company’s board of directors. Mr. Grote later ran two Pittsburgh, Pennsylvania non-profit organizations: Pittsburgh Center for the Arts and Central Blood Bank. Prior to joining Washington Steel, he practiced law in St. Louis, Missouri, and served for two years as an Assistant United States Attorney for the Eastern District of Missouri.  Mr. Grote has expertise and background in legal affairs, human resources, employee relations, strategic planning, and management. Age 72.
Director Qualifications

•	Leadership Experience, Operational Experience, Public Company Board Experience.
DAVID W. KEMPER has served as a member of the board of directors since September 1, 2015. Mr. Kemper has been chairman and chief executive officer of Commerce Bancshares, Inc. since 1990. Mr. Kemper is a director of Tower Properties Company and Enterprise Holdings, Inc. Mr. Kemper is a member of Civic Progress in St. Louis and previously served as president of the Federal Advisory Council to the Federal Reserve. Mr. Kemper also previously served on the board of directors of Ralcorp from 1994 to 2013. Mr. Kemper has extensive managerial expertise, including as a chief executive officer, experience in financial operations and expertise with large corporations. Age 65.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
ROBERT V. VITALE has served as our president and chief executive officer and a member of the board of directors since November 2014.  Previously, Mr. Vitale served as our chief financial officer since October 2011 until November 1, 2014.  Mr. Vitale previously served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-focused private equity firm. Age 49.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016, and the board of directors has directed that management submit the appointment of our independent registered public accounting firm for ratification by our shareholders at the annual meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting, will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth the fees paid for audit services during the fiscal years ended September 30, 2014 and 2015 and for other services during those fiscal years.

	Year Ended September 30,
	2014		2015
Audit fees (1)	$5,423,000	(5)	$5,680,000
Audit-related fees(2)	$82,000		$—
Tax fees(3)	$55,000		$192,000
All other fees (4)	$1,800		$186,300
_________

(1)	Audit fees relate primarily to the audit of our financial statements, comfort letter consents and review of SEC registration statements.

(2)	Audit-related fees include accounting advisory services associated with a fiscal 2014 acquisition.

(3)	Tax fees include consulting and compliance services and preparation of tax returns in Canada.

(4)
All other fees include any fees for services received by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software and other advisory services.

(5)
Subsequent to the filing of last year’s proxy statement, the Audit Committee approved the payment of $161,000 of additional audit fees to PricewaterhouseCoopers LLP, resulting in total 2014 audit fees of $5,423,000.

With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such other services are undertaken. Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The board of directors recommends a vote “FOR” ratification of the appointment of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at their discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2015, management has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees) as modified or supplemented.
The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended September 30, 2015 be included in our Annual Report on Form 10-K filed with the SEC for that year.
While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.
Edwin H. Callison, Chairman
Jay W. Brown (until November 17, 2015)
Gregory L. Curl
David W. Kemper (beginning November 17, 2015)
David P. Skarie

COMPENSATION OF OFFICERS AND DIRECTORS
COMPENSATION DISCUSSION & ANALYSIS
Introduction
The following Compensation Discussion and Analysis (“CD&A”) describes our fiscal 2015 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 32, which provide detailed historical compensation information for our following named executive officers, or NEOs.

Name	Title
William P. Stiritz	Executive Chairman(1)
Robert V. Vitale	President and Chief Executive Officer(2)
Jeff A. Zadoks	SVP and Chief Financial Officer(3)
James E. Dwyer, Jr.	EVP; President and CEO, Michael Foods Group
Richard R. Koulouris	EVP; President and CEO, Private Brands
Diedre J. Gray	SVP, General Counsel and Chief Administrative Officer, Secretary
James L. Holbrook	Former EVP; President and CEO, Consumer Brands(4)
Terence E. Block	Former President and Chief Operating Officer(5)
_________

(1)	Effective November 1, 2014, Mr. Stiritz was appointed Executive Chairman. Previously, Mr. Stiritz served as the Chairman of our Board and Chief Executive Officer.

(2)	Effective November 1, 2014, Mr. Vitale was promoted from our Chief Financial Officer to President and Chief Executive Officer.

(3)	Effective November 1, 2014, Mr. Zadoks was promoted from Senior Vice President and Chief Accounting Officer to Senior Vice President and Chief Financial Officer.

(4)	Effective March 13, 2015, following a reorganization of our business units, the Company separated employment with Mr. Holbrook.

(5)
Effective November 1, 2014, as disclosed in last year’s proxy statement, Mr. Block retired from his positions as President and Chief Operating Officer and a member of the board of directors of the Company.

Total Compensation Opportunity
Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives (equity awards). A fourth element of our compensation structure consists of our traditional benefits programs (e.g., limited perquisites and benefits).

Executive Summary
Select Performance and Company Highlights for Fiscal 2015
Our compensation philosophy is designed to be aligned with our shareholders’ interests. We view the Company’s performance in two primary ways:

•	Operating and financial performance; and

•	Return to shareholders over time, both on an absolute basis and relative to other companies, including the Russell 2000 companies.
During fiscal 2015, we achieved a number of strategic accomplishments that we believe will benefit the Company and shareholders alike in the coming years.

Strategic and Financial Achievements

●     Delivered on Adjusted EBITDA commitment:
– Improved operational performance and forecasting methodology
– All business units, with the exception of Dymatize, surpassed budgeted Adjusted EBITDA for fiscal 2015
●     Closed three acquisitions and signed a fourth acquisition:
– October 1, 2014 - Completed the acquisition of the PowerBar brand from Nestlé S.A.
– November 1, 2014 - Completed the acquisition of American Blanching Company
– May 4, 2015 - Completed the acquisition of MOM Brands Company
– September 22, 2015 - signed a definitive agreement to acquire Willamette Egg Farms, L.L.C., which closed on October 3, 2015

Management Team Drives Performance and Creates Shareholder Value
Our management team’s efforts have resulted in growth in enterprise value and above-market shareholder returns. Since the Company’s February 2012 separation from Ralcorp Holdings, Inc. (“Ralcorp”) and from February 6, 2012 to September 30, 2015, our enterprise value grew from $1.8 billion to $8.4 billion.
Post is a shareholder value driven organization and our compensation philosophy is designed to be aligned with shareholder interests. Management’s objective is to maximize total shareholder return, and compensation decisions are guided by the principle of creating shareholder value.
2015 Say-on-Pay Vote - Our Response
Prior to 2015, we experienced very high and increasing levels of shareholder support for our executive compensation program. Specifically, in 2013 we received 96.6% support of votes cast, and in 2014 support was 98.6%; however, in 2015 the level of support declined to 59.5%. As a result, we engaged with shareholders to review our compensation policies and procedures to determine how to best address our shareholders’ concerns.
Shareholder Outreach - Compensation Actions
During 2015, we communicated with investors who represented approximately 35% of our outstanding shares of common stock. The meetings were led by the Chair of our Corporate Governance and Compensation Committee (the “Compensation Committee”) and joined by another member of the Compensation Committee, along with our SVP, General Counsel and Chief Administrative Officer.
During these meetings, shareholders provided feedback on a variety of topics and expressed an interest in our adoption of certain corporate governance policies they believed would enhance our executive compensation program. In response to this feedback, we made significant changes to our executive compensation program in 2015 as shown below and described in detail in this CD&A.

Shareholder Concern - What We Heard	Our Response and Actions Taken	Intended Outcome	When Effective
● Mr. Stiritz’s compensation history and the rationale for how it was structured were not well understood	● We have provided enhanced disclosure in the section of this CD&A entitled “Executive Chairman Compensation Structure”	● Ensure greater transparency in disclosure	● Current proxy statement
● Performance goals for the Senior Management Bonus Program were not disclosed in the CD&A
●  We implemented a more defined, objective Senior Management Bonus Program for 2015, and the performance goals approved by the Board are disclosed in the section of this CD&A entitled “Annual Bonus (Senior Management Bonus Program)”
		● Enhance bonus program to be more formulaic with identifiable performance goals and targets for accountability and transparency	● Fiscal year 2015
● The long-term incentive plan could be improved by implementing a long-term performance plan based on the achievement of longer-term financial metrics
● Shareholders noted positive aspects of our ongoing long-term incentive approach using stock options and restricted stock units
	● We believe equity awards, such as RSUs and stock options, are performance-based compensation and align our executives’ interests with those of our shareholders	● Improved long-term alignment with our shareholders’ interests	● Discussions ongoing
● The Company does not have in place compensation risk mitigating policies such as clawback, anti-hedging and anti-pledging policies	● We adopted formal policies for all three risk categories during 2015 - each policy is described in the section of this CD&A entitled “Other Compensation Policies”	● Improved compensation risk management, accountability and aligned interests with those of our shareholders	● May 2015
● The Company’s management continuity agreements are not double-trigger
● We amended our agreements with each executive to provide that the executive may only trigger benefits if there is a change in control and the executive is terminated by the Company without cause or if the executive terminations his or her employment for good reason
		● In alignment with market best practice and interests of our shareholders	● Fiscal year 2015

Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow
✓	Separate the roles of Chairman and Chief Executive Officer	X	No hedging or pledging of company stock by executives or directors
✓	Enforce strict insider trading policies - adopted anti-hedging and anti-pledging policies and enforce blackout trading periods for executives and directors	X	No single-trigger or modified single-trigger change-in-control arrangements
✓	Adopted a clawback policy	X	No change-in-control severance multiple in excess of three times salary and target bonus
✓	Set stock ownership guidelines for executives and directors and required that Mr. Stiritz’s equity grants be held until termination of employment	X	No excise tax gross-ups upon a change in control
✓	Disclose performance goals and performance results related thereto for our Senior Management Bonus Program	X	No re-pricing or cash buyout of underwater stock options or SARs is allowed
✓	Set maximum payout limit on our Senior Management Bonus Program	X	No enhanced retirement formulas
✓
For fiscal 2015, pay for performance emphasis,with 80% of our Chief Executive Officer’s total pay opportunity being performance-based “at risk” compensation and an average of 75% being performance-based “at risk” compensation for our other NEOs
		X	No guaranteed compensation
✓	Limit perquisites and other benefits	X	No market timing with granting of equity awards
✓
Incorporate general severance and change-in-control provisions in our management continuity agreements that are consistent with market practice, including double-trigger requirements for change-in-control protection

✓	Retain an independent compensation consultant reporting directly to the Corporate Governance and Compensation Committee

Our Compensation Philosophy
Our executive compensation program is intended to attract and retain executive officers and to align the interests of our executive officers and our shareholders. The Compensation Committee’s objectives for our program include, but are not limited to, the following:

•	Reflecting industry standards, offering competitive total compensation opportunities, and balancing the need for talent with reasonable compensation expense;

•	Enhancing shareholder value by focusing management on financial metrics that drive value;

•	Focusing on at-risk compensation versus fixed compensation;

•	Attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation; and

•	Aligning executive decision making with business strategy and discouraging excessive risk taking.
The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the executive’s current responsibilities and value to the Company, future leadership potential, and individual / corporate / business unit performance.
We believe that our executive compensation structure strikes a balance of incentive opportunities based on:

•	Financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance shareholder value, and

•	Stock price appreciation to focus our executives on stock price performance (stock options and RSUs) and retention (RSUs).

The following table outlines our ongoing executive compensation structure for NEOs:

Component	Purpose	Characteristics	Fixed or Performance-Based
Base Salary	Attract and retain executives through market-based pay	Compensate executives fairly and competitively for their role	Fixed
Annual Bonus (Senior Management Bonus Program)	Encourage achievement of strategic and financial performance metrics that drive long-term shareholder value	Based on achievement of predefined corporate and business unit financial performance objectives	Performance- Based
Long-Term Incentives	Align executives’ long-term compensation interests with shareholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance- Based
Stock Options	Motivate management behaviors to increase our stock price above the exercise price	Requires stock price growth above the exercise price for our executives to recognize value
Restricted Stock Units	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Requires stock price growth for our executives to recognize an increase in value
Health/Welfare Plans and Retirement Benefits	Provide competitive benefits that promote employee health and productivity and support longer term physical and fiscal security	Similar to benefits offered to other employees	Fixed
Perquisites	Provide limited personal benefits that are consistent with our overall philosophy and objective to attract and retain superior executive talent	Limited personal use of the corporate aircraft, with pre-approved authorization of our President and Chief Executive Officer (see page 30)	Fixed

Fiscal 2015 NEO Compensation Structure
Component	Summary(1)
Base Salary
■ Mr. Stiritz’s base salary remained $1.00
■ Mr. Vitale’s base salary was increased from $500,000 to $800,000, effective November 1, 2014, to recognize his promotion from Chief Financial Officer to President and Chief Executive Officer
■ Mr. Zadoks’ base salary was increased from $285,000 to $375,000, effective November 1, 2014, to recognize his promotion from SVP and Chief Accounting Officer to SVP and Chief Financial Officer
■ Mr. Dwyer joined the Company with the acquisition of Michael Foods in June 2014. While his base salary at Michael Foods was $750,000, he agreed to a reduced base salary of $600,000 to be better aligned with the Company’s compensation structure
■ Mr. Koulouris joined the Company in February 2015, after a reorganization of our business units, with a base salary of $500,000
■ Ms. Gray’s base salary was increased from $315,000 to $350,000 in November 2014 to recognize increased responsibilities
■ Mr. Holbrook’s salary was increased from $500,000 to $600,000, effective November 1, 2014, to reflect his promotion from EVP-Marketing to EVP; President and CEO, Consumer Brands
■ Mr. Block did not receive a salary increase in fiscal 2015

Target Annual Bonus (Senior Management Bonus Program)
■ Our 2015 Senior Management Bonus Program is based on Adjusted Free Cash Flow for Messrs. Vitale and Zadoks and Ms. Gray, and Adjusted EBITDA for the business units of Messrs. Dwyer and Koulouris
■ Mr. Stiritz does not participate in the Senior Management Bonus Program
■ Mr. Vitale’s target bonus opportunity was increased from 100% of base salary to 120% of base salary to recognize his promotion from Chief Financial Officer to President and Chief Executive Officer
■ Mr. Zadoks’ target bonus opportunity was increased from 80% of base salary to 100% of base salary to recognize his promotion from SVP and Chief Accounting Officer to SVP and Chief Financial Officer
■ Messrs. Koulouris and Dwyer’s target bonus opportunities were set at 100% of base salary
■ Ms. Gray’s target bonus opportunity was increased from 80% of base salary to 100% of base salary to recognize increased responsibilities
■ Messrs. Block and Holbrook’s target bonus opportunities did not change from 100% of salary

Long-Term Incentives (“LTI”)
■ Our ongoing LTI structure includes annual grants of stock options and restricted stock units (RSUs)
■ For our regular ongoing 2013 and 2014 equity grants to our CEO (excluding promotional and special grants), our grants have consisted of approximately five stock options for every one RSU, translating into an LTI value mix of approximately 65% stock option value and 35% RSU value.
■ Our objectives are (a) to offer a balanced portfolio of LTI opportunity and (b) to ensure an executive’s LTI opportunity is linked to increases in shareholder value beyond grant date. We believe using a combination of LTI programs and employing an LTI mix weighted more heavily on stock option value accomplishes our objectives

Executive Chairman Compensation Structure (Applies Only to Mr. Stiritz)
■ Mr. Stiritz’s total compensation opportunity consists of the following:
– Base salary: Set at $1.00
– Annual bonus: None
– Equity grants: Mr. Stiritz received equity grants in fiscal 2012, 2014 and 2015. In October 2014, commensurate with his appointment to Executive Chairman, the material change in our scope/size/complexity, and an extension of his employment agreement, he received a grant of 1,000,000 premium-priced stock options, with an exercise price set at approximately 63% above the stock price on grant date (exercise price of $55.00; closing stock price on grant date of $33.79)
– Exercise / payment restrictions (mandatory holding period until termination of employment): All stock option and RSU grants to Mr. Stiritz since our February 2012 spin-off from Ralcorp generally vest ratably over three years. However, Mr. Stiritz's stock options may not be exercised and the delivery of vested RSUs must be deferred until he is no longer employed by Post

_________

(1)
2014 targeted compensation adjustments for our NEOs described in the table above were based on competitive market data from the October 2014 total compensation study summarized in the CD&A section entitled “Role of Peer Companies and Competitive Market Data.” Mr. Block retired in November 2014, and Mr. Holbrook resigned in March 2015.

Total Compensation Mix
Compensation Decision Process
Role of the Compensation Committee
The Compensation Committee is responsible to our Board of Directors for oversight of our executive compensation program. The Compensation Committee consists of independent directors and is responsible for the review and approval of all aspects of our program. Among its duties, the Compensation Committee is responsible for:

•	Considering input from our shareholders;

•	Reviewing and assessing competitive market data;

•	Reviewing the CEO’s performance and determining the CEO’s compensation;

•	Reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for NEOs;

•	Evaluating the competitiveness of each executive’s total compensation package to ensure we can attract and retain critical management talent; and

•	Approving any changes to the total compensation program for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.
Following review and discussion, the Compensation Committee submits recommendations to the Board for approval. The Committee is supported in its work by our Senior Vice President, General Counsel and Chief Administrative Officer and staff, as well as our independent compensation consultant.
Role of Management
For executives other than the CEO position, our President and Chief Executive Officer makes pay recommendations based on competitive market data and an assessment of individual performance. His recommendations to the Compensation Committee establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Compensation Committee reviews and discusses the recommendations, in conjunction with the Compensation Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board.
No member of management, including our President and Chief Executive Officer, has a role in making pay decisions for his or her own position.
Role of the Independent Compensation Consultant
From October 2014 through January 2015, the Compensation Committee retained the services of Frederick W. Cook & Co., Inc. (“FW Cook”). Beginning in February 2015, the Compensation Committee retained the services of Aon Hewitt, in accordance with the committee’s charter. Aon Hewitt reports directly to the Compensation Committee. The Compensation Committee retains sole authority to hire or terminate Aon Hewitt, approve its professional fees, determine the nature and scope of services and evaluate performance. A representative of Aon Hewitt attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee chair between meetings. The Compensation Committee makes all final decisions.
Aon Hewitt’s specific compensation consultation roles include, but are not limited to, the following:

•	Advising the Compensation Committee on executive compensation trends and regulatory developments;

•	Developing a peer group of companies for determining competitive compensation rates;

•	Providing a total compensation study for executives against peer companies;

•	Providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;

•	Serving as a resource to the Compensation Committee chair for meeting agendas and supporting materials in advance of each meeting;

•	Reviewing and commenting on proxy disclosure items, including the CD&A; and

•	Advising the Compensation Committee on management’s pay recommendations.
The Compensation Committee has assessed the independence of Aon Hewitt as required by the NYSE listing rules. The Committee reviewed its relationship with Aon Hewitt and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended. Based on this review, the Compensation Committee concluded that there are no conflicts of interest raised by the work performed by Aon Hewitt.
Role of Peer Companies and Competitive Market Data
Annually, the Compensation Committee reviews total compensation market data provided by its compensation consultant. To assess market pay levels, the Committee reviews and approves the peer group used for comparisons.
In May 2012 and October 2014, the Compensation Committee reviewed a total compensation study by its compensation consultant at the time, FW Cook. The same peer group was used in both studies and was developed based on multiple criteria including industry, annual revenues, profitability, market capitalization and enterprise value.
The October 2014 peer group consisted of 15 companies with median annual revenues of approximately $2.15 billion. Post’s annual revenues for fiscal 2014 were approximately $2.4 billion. The October 2014 peer companies were:

• B&G Foods, Inc.
• Brown-Forman Corporation
• Central European Distribution Corporation
• Coca-Cola Bottling Co.
• Cott Corporation
• Darling International Inc.
• Diamond Foods, Inc.
• Flowers Foods, Inc.
• Keurig Green Mountain, Inc.
• The Hain Celestial Group, Inc. • Imperial Sugar Company • J&J Snack Foods Corp. • Monster Beverage Corporation • Sanderson Farms, Inc. • Snyder’s-Lance, Inc. • Sunopta Inc. • TreeHouse Foods, Inc.
Post grew substantially in 2015. The Compensation Committee retained Aon Hewitt in 2015 to develop a new compensation peer group and to perform a total compensation study to assist with pay decisions for fiscal 2016. The peer group development criteria included:

•	Industry: Similar to Post based on the Global Industry Classification System (GICS) code of Packaged Foods and Meats;

•	Company size: Approximately 0.4x to 3x times our annual revenues;

•	Peers: Companies using Post in their compensation peer group;

•	Peers of peers: Companies used in the peer groups of potential peer companies; and

•	Competitors: Companies that compete with us for business and management talent.
The new peer group consisted of 17 companies with median and average annual revenues of approximately $3.7 billion and $4.7 billion, respectively. Post’s annual revenues for fiscal 2015 were approximately $4.6 billion. The new peer companies were:

• B&G Foods, Inc.
• Campbell Soup Company*
• Cott Corporation
• Dean Foods Company*
• Flowers Foods, Inc.
• The Hain Celestial Group
• The Hershey Company*
• Hormel Foods Corporation*
• Jarden Corp.

* Denotes new peer company

• McCormick & Company, Inc.*
• Mead Johnson Nutrition*
• Monster Beverage Corporation
• Pinnacle Foods Inc.*
• The J.M. Smucker Company*
• Snyder’s-Lance, Inc.
• TreeHouse Foods, Inc.
• The White-Wave Foods Company*

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Timing of Compensation Decisions
Pay recommendations for our executives, including the NEOs, are typically made by the Compensation Committee at its first scheduled meeting of the fiscal year, normally held in October or November. This meeting is normally held around the same time we report our fourth quarter and year-end financial results for the preceding fiscal year and provide our financial guidance for the upcoming year. This timing allows the Compensation Committee to have a complete financial performance picture prior to making compensation decisions.
Decisions with respect to prior year performance, as well as annual equity awards, base salary increases and target performance levels for the current year and beyond, are also typically made at this meeting. Further, any equity awards recommended by the Compensation Committee at this meeting, if approved, are dated as of the date of the Compensation Committee meeting. As such, the Compensation Committee does not time the grants of options or any other equity incentives to the release of material non-public information.
The exceptions to this timing are awards to executives who are promoted or hired from outside the company during the year. These executives may receive salary increases or equity awards effective or dated, as applicable, as of the date of their promotion or hire.
Determination of CEO Compensation
At its first meeting of the fiscal year, in executive session without management present, the Compensation Committee also reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Compensation Committee also reviews competitive compensation data. The Compensation Committee presents pay recommendations for the CEO to the independent members of the Board. During executive session, the Board conducts its own review and evaluation of the CEO’s performance taking into consideration the recommendations of the Compensation Committee.
2015 Compensation Elements
Base Salary
Base salaries are designed to recognize and reward the skill, competency, experience and performance an executive brings to the position. Changes in salary will result primarily from a comparison against peer group market data, individual and company performance, internal equity considerations, promotions and the executive’s specific responsibilities. The Compensation Committee reviews salaries for our executive officers annually.

Name	2015 Salary(1)	Comment
William P. Stiritz	$1	Non-traditional compensation structure
Robert V. Vitale	$800,000	Reflects promotion to President and Chief Executive Officer
Jeff A. Zadoks	$375,000	Reflects promotion to SVP and Chief Financial Officer
James E. Dwyer, Jr.	$600,000	Mr. Dwyer was hired with the acquisition of Michael Foods in June 2014; his salary was reduced from $750,000 at his former employer to $600,000 to be in line with Post Holdings’ compensation structure
Richard R. Koulouris	$500,000	Mr. Koulouris was hired in February 2015 as part of the reorganization of business units; his salary was set based on an evaluation of the specifications of his role within our compensation structure
Diedre J. Gray	$350,000	Reflects additional administrative responsibilities, including extensive oversight of Human Resources department and M&A execution
James L. Holbrook	$600,000	Reflects promotion to EVP; President and CEO, Consumer Brands (employment terminated March 13, 2015)
Terence E. Block	$550,000	Mr. Block did not receive a salary increase prior to his retirement on November 1, 2014
_________

(1)
The Committee approved 2015 salaries for Mr. Stiritz, Mr. Vitale, Mr. Zadoks, Mr. Dwyer and Ms. Gray effective November 1, 2014, consistent with changes in the Company’s management structure. Mr. Koulouris joined the Company on February 9, 2015.

Annual Bonus (Senior Management Bonus Program)
Our NEOs are eligible to earn cash incentives based on fiscal year performance. The Senior Management Bonus Program is designed to reward our executives who attain superior annual performance in key areas that we believe create long-term value for shareholders. Performance is measured at both the corporate and business unit level.
For fiscal 2015, the Compensation Committee approved Adjusted Free Cash Flow (corporate) and Adjusted EBITDA (business unit) as the primary performance metrics at the corporate and business unit levels. Adjusted Free Cash Flow is used at the corporate level because we believe it is the best metric for tracking our performance relative to enhancement of shareholder value.
Potential financial adjustments to determine performance achievement levels include items such as changes in accounting principles, gains and losses on the sale of a business or business unit, M&A-related costs, goodwill write-off or asset impairment and other one-time, non-recurring or extraordinary items. These adjustments are consistent with our announced results.
Performance measure: The following financial targets were approved by the Committee for fiscal 2015:

Measure(1)	Threshold(2)	Target(2)	Maximum(2)
Corporate - Adjusted Free Cash Flow(3)	$410M	$440M	$470M
Michael Foods - Adjusted EBITDA(4)	$242M	$255M	$268M
Post Foods - Adjusted EBITDA(5)	$216M	$227M	$238M
_________

(1)	See definitions of Corporate - Adjusted Free Cash Flow, Michael Foods - Adjusted EBITDA and Post Foods - Adjust EBITDA in the footnotes to the “Fiscal 2015 Performance Achievement” table on page 24.

(2)	When evaluating financial goals / results, the Committee generally excludes one-time, non-recurring or extraordinary items.

(3)	Represents the sole financial performance requirements for Mr. Vitale, Mr. Zadoks and Ms. Gray.

(4)	Represents the sole financial performance requirements for Mr. Dwyer.

(5)	Represents the sole financial performance requirements for Mr. Koulouris.
Upon completion of the fiscal year, the Compensation Committee determines achievement levels vs. the pre-approved financial requirements. Also, the Compensation Committee performs a comprehensive review of the overall financial performance at the corporate and business unit levels. For performance achievement between the threshold, target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points. The Compensation Committee retains flexibility to make adjustments as needed to incorporate the results of their comprehensive financial review.

Target award opportunities: The following target bonuses (as a percentage of base salary) were approved by the Compensation Committee for fiscal 2015:

Name	2015 Target (1),(2) (% of Salary)	Comment
William P. Stiritz	Not applicable	Non-traditional compensation structure
Robert V. Vitale	120%	Reflects promotion to President and Chief Executive Officer
Jeff A. Zadoks	100%	Reflects promotion to SVP and Chief Financial Officer
James E. Dwyer, Jr.	100%	Reflects incentive structure consistency for our senior executives, and our compensation philosophy of greater emphasis on at-risk compensation vs. fixed compensation
Richard R. Koulouris	100%	Reflects incentive structure consistency for our senior executives, and our compensation philosophy of greater emphasis on at-risk compensation vs. fixed compensation
Diedre J. Gray	100%	Reflects incentive structure consistency for our senior executives, and our compensation philosophy of greater emphasis on at-risk compensation vs. fixed compensation
James L. Holbrook	100%(3)	No change in fiscal 2015 prior to employment termination
Terence E. Block	100%(3)	No change in fiscal 2015 prior to retirement
_________

(1)
The Compensation Committee approved 2015 targets for Mr. Vitale, Mr. Zadoks, Mr. Dwyer and Ms. Gray, effective November 1, 2014, consistent with changes in the Company’s management structure. Mr. Koulouris joined the Company on February 9, 2015.

(2)
Participants may earn from 50% to 150% of his or her target bonus based on performance achievement between threshold and maximum. Payout opportunities for performance between threshold, target and maximum are interpolated on a straight-line basis.

(3)	Mr. Block retired in November 2014, and Mr. Holbrook resigned in March 2015.
Actual 2015 performance assessment and earned amounts: As previously noted, the Compensation Committee approved the following Adjusted Free Cash Flow and business unit Adjusted EBITDA goals for fiscal 2015:

Fiscal 2015 Performance Achievement	Threshold	Target	Maximum	Actual
Corporate - Adjusted Free Cash Flow(1)	$410M	$440M	$470M	$498.6M
Michael Foods - Adjusted EBITDA(2)	$242M	$255M	$268M	$276.6M
Post Foods - Adjusted EBITDA(3)	$216M	$227M	$238M	$246.0M
_________

(1)
Corporate - Adjusted Free Cash Flow is a non-GAAP measure which represents Adjusted EBITDA less cash capital expenditures from the Company’s Annual Report on Form 10-K, excluding the amount of cash capital expenditures related to the MOM Brands acquisition completed in May 2015. Adjusted EBITDA, as used herein, represents the consolidated net earnings of the Company excluding income taxes, net interest expense, depreciation and amortization, non-cash stock based compensation, restructuring and plant closure costs, transaction costs, integration costs, inventory valuation adjustments on acquired businesses, costs to effect the Company’s separation from Ralcorp, mark-to-market adjustments on commodity hedges, mark-to-market adjustments and settlements on interest rate swaps, losses on asset sales, gain on change in fair value of acquisition earn-out, legal settlement, gains from insurance and indemnification proceeds, foreign currency gains and losses on intercompany loans, gain on sale of plant, purchase price adjustments of acquisitions, intangible asset impairments and the financial results of the MOM Brands acquisition completed in May 2015.

(2)
Michael Foods - Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Michael Foods Group segment from the Company’s Annual Report on Form 10-K, excluding the financial results of the Dakota Growers pasta business, depreciation and amortization, mark-to-market adjustments on commodity hedges, gains from insurance and indemnification proceeds and foreign currency gains and losses on intercompany loans.

(3)
Post Foods - Adjusted EBITDA is a non-GAAP measure which represents the segment profit of the Post Consumer Brands segment from the Company’s Annual Report on Form 10-K, excluding the financial results of the MOM Brands acquisition completed in May 2015, depreciation and amortization, mark-to-market adjustments on commodity hedges, integration costs and intangible asset impairments.

Based on the actual 2015 financial performance results above, and the results of the Compensation Committee’s comprehensive financial review, the Compensation Committee approved the following bonus amounts:

Approved Fiscal 2015 Actual Bonuses
Name(1)	2015 Target Bonus (% of Salary)	2015 Actual Bonus (% of Target)	2015 Actual Bonus
William P. Stiritz	Not applicable	Not applicable	Not applicable
Robert V. Vitale	120%	150%	$1,440,000
Jeff A. Zadoks	100%	150%	$562,500
James E. Dwyer, Jr.	100%	150%	$900,000
Richard R. Koulouris(2)	100%	150%	$750,000
Diedre J. Gray	100%	150%	$525,000
_________

(1)	Mr. Block and Mr. Holbrook are not included in this table because they were not employed at the end of the fiscal year.

(2)
Although Mr. Koulouris started with the Company in February 2015, the Compensation Committee exercised discretion and decided to pay Mr. Koulouris his full bonus to compensate his extensive efforts in structuring the MOM Brands transaction and ensuring a smooth transition.

Long-Term Incentives - Annual Grants
The Compensation Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance-based compensation. Our regular ongoing equity structure consists of stock options and RSUs. We firmly believe that stock options especially represent effective performance-based compensation.
The Compensation Committee uses market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Compensation Committee considers individual performance, potential future contributions to our business, internal equity, and management’s recommendations. For our regular ongoing 2013 and 2014 equity grants to our CEO (excluding promotional and special grants), our grants have consisted of approximately five stock options for every one RSU, translating into an LTI value mix, on average, of approximately 65% stock option value and 35% RSU value.
Stock options: The value of stock options is based solely on stock price appreciation after the grant date. Stock option grants have a ten-year term and one-third of the grant vests on the first, second and third anniversaries of the grant date. The exercise price is determined based on our closing stock price on the grant date.
RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing shareholder value after the grant date. RSUs vest one-third per year on the first, second and third anniversaries of the grant date.
Long-term performance plan: Based on shareholder feedback, we are reviewing the appropriateness, form and proper timing of a long-term performance plan implementation using longer-term financial metrics.
Value of Option Awards
We determine the fair value of stock option grants in accordance with generally accepted accounted principles (“GAAP”) standard ASC 718 and the SEC’s Staff Accounting Bulletin Topic 14. Application of this guidance has historically caused our fair value estimates to be somewhat lower than those determined by external shareholder advisory firms primarily due to differences in assumptions for the expected term of the options. For Mr. Stiritz, we assumed an expected term of approximately 4.5 years based on a combination of Mr. Stiritz’s age and his employment term as our Executive Chairman. For our other standard three year vesting awards, we have used the simplified method allowed under GAAP as we do not have sufficient historical share option exercise experience. This approach resulted in an expected term of 6.5 years which represents the midpoint between the third year after grant, the vesting date, and the full 10-year term of the option. The advisory firms use a full ten-year expected term for their stock option valuations, regardless of circumstances.

CEO Compensation Structure
The following table summarizes Mr. Vitale’s compensation for 2015:

Pay Element	Description
Total Compensation Opportunity
Base salary, target bonus, and the regular equity grant were set below the 50th percentile of the peer companies (based on the October 2014 total compensation study)
Including the amortized value of the one-time promotional equity grant, Mr. Vitale’s total compensation was competitively positioned at slightly above the 50th percentile

Base Salary	$800,000
Target Bonus	120% of base salary
Equity Grant - Regular (Oct 2014)(1)	125,000 stock options and 25,000 RSUs with three-year ratable vesting Approx. $2.2 million grant date fair value comprised of 61% option value and 39% RSU value
Equity Grant - Promotion (Feb 2015)(1)	300,000 stock options with three-year ratable vesting Approx. $4.9 million grant date fair value
_________

(1)
The grant date fair values for our equity grants represent the ASC Topic 718 value for accounting and proxy reporting purposes. These values vary from the proxy advisory firms’ calculations due to differences in Black-Scholes stock option pricing model assumptions. We believe the ASC Topic 718 value is the most acceptable and consistent valuation model to utilize for these valuations.

Longer-term grants: Following our May 2012 spin-off from Ralcorp and prior to his November 2014 promotion to President and Chief Executive Officer, Mr. Vitale received equity grants in his role as our Chief Financial Officer. Those grants were mostly subject to a three-year ratable vesting schedule. However, Mr. Vitale’s equity grants made in November of 2012 are subject to a seven-year vesting requirement, vesting in full on November 19, 2019. These grants significantly enhance retention value and a long-term outlook for shareholder value.
Mr. Vitale received two equity grants in fiscal 2015. The October 2014 grant was part of our regular ongoing equity grant cycle consisting of stock options and RSUs with three-year ratable vesting. The February 2015 stock option grant was a special one-time grant to recognize Mr. Vitale’s promotion to our President and Chief Executive Officer role, with similar three-year vesting provisions.
Executive Chairman Compensation Structure
Mr. Stiritz was the Chairman of the Board at Ralcorp from 1994 to February 2012. As Chairman, he directed our spin-off from Ralcorp effective February 2012. Our spin-off has generated above-market shareholder returns of 120% from the period of February 6, 2012 to September 30, 2015, along with growth in our enterprise value from $1.8 billion to $8.4 billion. Illustrated below is a timeline of Mr. Stiritz’s employment and compensation history at the Company.

Timeline of Mr. Stiritz's Employment and Compensation

July 2011 through February 2012

- Mr. Stiritz plans spin-off from Ralcorp
- Organizes management team
- Executes spin-off

February 2012:

- Post completes spin-off from Ralcorp and begins trading on the NYSE as a stand-alone company
- Mr. Stiritz named President & CEO
- No compensation at this time

May 2012:

- Mr. Stiritz enters into an employment agreement with a term of three years (to May 2015)
- Mr. Stiritz granted option package valued at $12.8 million to represent 3 years compensation
- Mr. Stiritz also granted $10 million in RSUs in recognition of his service for completing the successful separation from Ralcorp
- No additional compensation contemplated for the 3-year term absent significant change in company scope and size

October 2013:

- Mr. Stiritz's employment agreement term is extended for another year to May 2016
- Mr. Stiritz granted additional options in light of substantial change in company scope and size and extension of the term of employment
- Value = $5.5 million

October 2014:

- Board appoints Mr. Stiritz Executive Chairman
- In connection with his appointment, Mr. Stiritz's employment agreement is extended for another 1.5 years to October 2017
- The Board also granted 1,000,000 premium price stock options to Mr. Stiritz
- Exercise price of $55.00, well above the closing price of Post's stock on the day of grant
- Value = $3.2 million

September 2015

Total Compensation Strategy - Historical Perspective: In May 2012, the Company entered into a three-year employment agreement with Mr. Stiritz. The negotiated compensation structure was non-traditional in that it provided a total compensation opportunity solely in the form of equity grants. The arrangement was contemplated to cover three-years of total compensation opportunity at approximately the 50th percentile of competitive market practice (based on our compensation consultant’s 2012 total compensation study against industry peer companies). At that time, no additional future compensation actions were contemplated unless (per Mr. Stiritz’s employment agreement) there was a “material change in capitalization of the Company or a material change in the Company’s size and scope.” Mr. Stiritz’s 2012 compensation structure was established as follows:

Mr. Stiritz’s Fiscal 2012 Pay Element	Amount / Comment
Total compensation objective
The regular grant represented approximately the total compensation 50th percentile over three years, with higher-than-market risk due to the all equity structure
The special grant was intended to separately recognize Mr. Stiritz for his leadership role in the successful spin-off transaction
The combined value of the regular and special recognition grants represented total compensation at approximately the 75th percentile of market practice (with higher-than-average risk vs. market practice) for three-years

Base Salary	Set at $1.00
Annual Bonus	Not eligible
Equity Grant - Regular	1,550,000 stock options with a grant date fair value of $12.8 million on grant date Three-year ratable vesting
Equity Grant - Special Recognition for Successful Spinoff Transaction	312,500 RSUs with a grant date fair value of $9.8 million on grant date Three-year ratable vesting
Special Provision
Exercise / payment restrictions (mandatory holding period until termination of employment): Mr. Stiritz's stock options may not be exercised and the delivery of vested RSUs must be deferred until he is no longer employed by Post

From May 2012, when Mr. Stiritz signed his initial employment agreement, through the end of fiscal 2015, the Company experienced significant changes in size, scope and complexity. The following timeline summarizes our business transformation since February 2012:

Post has significantly expanded in both its core category and established new platforms

February 2012 – **June 2015**

February 2012
Post completes tax-free spin-off from Ralcorp Holdings and begins trading on the NYSE as a stand-alone company

December 2012
Post acquires assets of Attune Foods, a maker of natural and organic cereals

May 2013
Post completes acquisition of certain assets from Hearthside Food Solutions, LLC, maker of natural and organic cereals and granola

September 2013
Post acquires active nutrition and supplements businesses of Premier Nutrition Corporation

January 2014
Post completes the acquisition of Dakota Growers Pasta Company, a private label pasta manufacturer

February 2014
Post completes the acquisitions of Golden Boy Foods Ltd., a manufacturer of private label peanut and other nut butters, nut and dried fruit snacks, and Dymatize Enterprises, LLC, a manufacturer of nutritional supplements

June 2014
Post completes the acquisition of Michael Foods

October 2014
Post acquires the *PowerBar* and *Musashi* brands and related worldwide assets, manufacturers and marketers of premium bars, powders and gels

November 2014
Post acquires American Blanching Company, a peanut butter manufacturer

May 2015
Post completes the acquisition of MOM Brands Company

As evidenced by the business transformation timeline, by October 2013 the Company had materially changed in size, scope and complexity. Also in October 2013, future business changes that were consummated in January and February 2014 were in process and considered as part of the Board’s deliberations on whether to modify Mr. Stiritz’s compensation package.
The Board concluded that the Company had materially changed and recognized that Mr. Stiritz received no equity grants during fiscal 2013. The Board approved a one-year extension to Mr. Stiritz’s employment contract to May 2016 and approved the following compensation action:

Mr. Stiritz’s Fiscal 2014 Pay Element	Amount / Comment
Total compensation objective
In connection with the one-year extension of employment services, the Board approved the October 2013 equity grant at the 75th percentile for annual long-term incentive value and between the 50th and 75th percentiles for annual total compensation value (with higher-than-average risk vs. market practice due to the all equity structure)

Base Salary	Remained at $1.00
Annual Bonus	Remained not eligible
Equity Grant	600,000 stock options with a grant date fair value value of $5.5 million on grant date Three-year ratable vesting
Special Provision
Exercise / payment restrictions (mandatory holding period until termination of employment): The Board approved the continuation of this restrictive provision. Mr. Stiritz's vested stock options may not be exercised and the delivery of vested RSUs must be deferred until he is no longer employed by Post

Management succession strategy: During 2014, our Board established a management succession strategy to separate the roles of Chairman and Chief Executive Officer. The successful execution of that strategy was realized on November 1, 2014:

•	Mr. Vitale was promoted to the role of President and Chief Executive Officer; and

•	Mr. Stiritz was appointed to the Executive Chairman role.
To fully recognize the synergies of splitting the two roles, our Board created separate and distinct job profiles:

Mr. Stiritz Executive Chairman	Mr. Vitale Chief Executive Officer
Provide overall strategic counsel	Head day-to-day operations
Provide M&A insight / strategy	Direct execution and financing of M&A activity
Coordinate Board / Committee activities	Manage shareholder and lender relationships
Supervise and manage leaders of the business units
Communicate regularly with the Board
In October 2014, in addition to appointing Mr. Stiritz as our Executive Chairman and extending his employment term for approximately 18 months, the Board also concluded (as evidenced by our business transformation timeline) that the Company had transitioned through another material change in size, scope and complexity. For these reasons, the Board approved the following compensation action:

Mr. Stiritz’s Fiscal 2015 Pay Element	Amount / Comment
Total compensation objective
Based on the rationale disclosed above, the Board approved an October 2014 equity grant near the 50th percentile for annual long-term incentive value, but below the 50th percentile for annual total compensation value (with much higher-than-average risk based on the premium exercise price requirement)

Base Salary	Remained at $1.00
Annual Bonus	Remained not eligible
Equity Grant
1,000,000 premium-priced stock options with grant date fair value of $3.2 million on grant date
Exercise price set at $55.00. Grant date stock price was $33.79. The exercise price was set based on the approximate value of our stock when we acquired Michael Foods in June 2014. Represents approximately a 63% premium that must be delivered to shareholders before Mr. Stiritz may recognize gain. Vesting again was set at three-year ratable

Special Provision
Exercise / payment restrictions (mandatory holding period until termination of employment): The Board approved the continuation of this restrictive provision. Mr. Stiritz's vested stock options may not be exercised and delivery of vested RSUs must be deferred until he is no longer employed by Post

Other Compensation Policies
Stock Ownership Guidelines
We have stock ownership guidelines applicable to non-employee directors and corporate executive officers. Our board of directors believes it is in the best interests of the Company and our shareholders to align the financial interests of executive officers and non-employee directors with those of our shareholders. Our Executive Chairman is expected to own shares of Company stock in an amount equal to $15 million.  Our President and Chief Executive Officer is expected to own shares of common stock valued at five times the base salary, and each of the other executive officers is expected to own stock valued at two times the base salary. Our non-employee directors are expected to own shares of common stock valued at two times the annual retainer.
Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2015, two-thirds of participants were in compliance with the ownership requirements, and all who are not compliant are still within the five year timeframe for compliance. The guidelines were last amended in August 2015 to clarify the categories of stock ownership that satisfy the ownership criteria and provides that the following forms of ownership satisfy the ownership guidelines:  shares owned directly or indirectly (e.g. by spouse or trust), unvested cash or stock-settled restricted stock or restricted stock units, shares invested in the Savings Investment Plan or the Executive Savings Investment Plan and share equivalents under deferred compensation plans.  Unvested stock options and stock appreciation rights are not be included for determining compliance with the guidelines. The Compensation Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Compensation Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.
Recoupment (“Clawback”) Policy

New for 2015 - In response to shareholders and in keeping with market best practice, we adopted a formal clawback policy on May 4, 2015.
We have established an executive compensation “clawback” policy in connection with performance-based compensation. The clawback policy provides that in the event there is a restatement of the Company’s financial results, other than due to a change in applicable accounting methods, rules or interpretations, the Compensation Committee, to the extent allowable under applicable law, has the authority to recoup performance-based compensation paid to a director or executive officer during the three-year period preceding the restatement if (i) the restatement would result in the payment of a reduced award if the award were recalculated based on the restated results, and (ii) the director or executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement.  The policy went into effect on May 4, 2015 and applies to all performance-based compensation granted, paid or credited after May 4, 2015.
Policy on Hedging and Pledging Company Stock

New for 2015 - Effective May 4, 2015, based on shareholder feedback, we adopted comprehensive anti-hedging and anti-pledging policies which apply to directors and executive officers.
We maintain a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities, and have a policy that prohibits pledging of shares by directors and executive officers.  Specifically, the policy prohibits directors and executive officers from (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities, or (ii) pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account.  The policy was adopted on May 4, 2015.
Compensation Risk Assessment
The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. The following features of our program mitigate this risk:

•	The Committee retains an independent compensation advisor to assist with annual compensation decisions;

•
The Board approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned at the end of the fiscal year;

•	The Senior Management Bonus Program caps potential payouts at 150% of the target opportunity to mitigate potential windfalls;

•	We utilize a mix of cash and equity variable incentive programs, and all equity awards are subject to multi-year vesting;

•	We utilize a portfolio of equity award types;

•
We utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards the shareholders’ best interests in light of potential employment uncertainty;

•	Executive officers are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and

•	An incentive clawback policy permits the Company to recoup compensation paid on the basis of financial results that are subsequently restated.
Limitations on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code sets a limit on deductible compensation of $1,000,000 per person, per year for the chief executive officer and the next three highest-paid executives (excluding the chief financial officer). However, the deduction limit does not apply if the compensation is strictly performance based. In establishing total compensation for such officers, the Compensation Committee considers the effect of Section 162(m). However, corporate objectives may not always be consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by Post and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.
Benefits and Perquisites
Retirement - Deferred Compensation
We maintain deferred compensation plans for non-employee directors and key employees. The deferred compensation plan allows eligible employees to defer all or a portion of any bonus earned on a pre-tax basis. The committee that administers the plan may determine that matching contributions may be made for any of Post’s fiscal years. Absent such determination, no matching contribution is made. We also maintain an executive savings investment plan which permits eligible employees to make pre-tax deductions between 1% and 44% of their annual compensation. Income taxes on the amounts deferred and any investment gains are deferred until distributed. The plan does not provide for Company matching contributions. The plan does permit, if approved, a discretionary annual employer contribution.
Deferred compensation may be invested in Post common stock equivalents or in a number of funds operated by Vanguard Fund Group, Inc. with a variety of investment strategies and objectives. Under this plan, distribution of deferrals invested in common stock equivalents are made in cash in the amount of the value of such equivalents at the time of retirement from the Board, and deferrals invested in the Vanguard funds are made in cash. A number of investment funds are available as “benchmark” investment options. Amounts contributed continue to grow on a tax-deferred basis until distributed. We do not guarantee the rate of return of any fund. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. These plans allow executives to accumulate funds for retirement. See Non-Qualified Deferred Compensation below for further information.
Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Compensation Committee reviews the levels of perquisites and other benefits periodically.
Currently the only perquisite provided by Post is personal use of our corporate aircraft. Our executive officers may use the plane for personal use with prior authorization of the Chief Executive Officer. Our Compensation Committee has the authority to grant tax gross-ups related to such use. In fiscal 2012, the Committee authorized tax gross-ups related to such use provided that they not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year, which limits remained in effect for fiscal 2015. The Compensation Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table where applicable.
Management Continuity Agreements (Change-in-Control Coverage)
We have entered into management continuity agreements with all of our senior management, including the NEOs whose compensation is discussed herein, except Mr. Stiritz. These agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change of control of Post. The board of directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our board of directors is of the opinion that a properly designed change in control agreement protects shareholder interest by providing (i) incentives to remain with the company despite uncertainties while a transaction is under consideration or pending, (ii) assurance of severance benefits for terminated employees, and (iii) access to equity components of total compensation after a change in control.
Under the agreement, an officer may receive (i) a lump sum severance payment (equal to two or three years of base pay depending on the officer), (ii) a lump sum payout equal to the present actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) outplacement assistance, and (iv) reimbursement for certain litigation expenses.
Information regarding payments under the agreements for the corporate officers named in this proxy statement is provided in Potential Payments upon Termination of Employment or Change in Control below.
Executive Severance Plan
Prior to the approval of a new executive severance plan in fiscal 2015, employment terminations were handled on a case-by-case basis. In fiscal 2015, Mr. Block retired from the Company and Mr. Holbrook’s employment terminated following a reorganization of our business units. Further information can be found in the Potential Payments Upon Termination of Employment or Change In Control section below.
As part of Mr. Block’s retirement, on October 9, 2014, the Company entered into a Separation and Release Agreement which provided for: (a) a lump sum payment of $1.1 million; (b) the acceleration of vesting of 38,001 shares of restricted stock units and 200,000 non-qualified stock options; (c) Mr. Block to remain available on a consulting basis for the Company until December 31, 2014; and (d) a general release of all claims Mr. Block may have against the Company.
Mr. Holbrook’s separation, effective March 13, 2015, is governed by a Separation and Release Agreement, which generally provides that the Company will (a) pay Mr. Holbrook a lump sum payment of $1.2 million, and (b) accelerate the vesting of 55,667 shares of restricted stock units and 290,000 non-qualified stock options in exchange for (i) a non-compete and non-solicitation agreement, and (ii) a general release of all claims against the Company.
In fiscal 2015, we adopted an executive severance plan, which generally provides the following benefits in the event of a termination of employment by us without cause or by the executive for good reason:

•	Two times the executive’s annual base salary and target bonus;

•	Prorated bonus for the year of termination; and

•	12 weeks of COBRA subsidy at active employee rates upon timely election of COBRA plus a lump sum payment of $20,000.
In order to receive the benefit, the executive will need to sign a release of claims against the Company. We believe that these agreements are fair to the executives and to our stockholders and, because the severance benefits are negotiated at the time of the agreement, they avoid the need for protracted negotiations at the termination date.

Summary Compensation Table
The following table shows information about the compensation of our Executive Chairman, our Chief Executive Officer, our Chief Financial Officer, the three most highly compensated officers who were serving as named executive officers at September 30, 2015, and two individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers at September 30, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)
William P. Stiritz	2015	1	—	—	3,216,694	—	—	99,026	3,315,721
Executive Chairman	2014	1	—	—	5,500,375	—	—	183,229	5,683,605
	2013	1	—	—	—	—	—	130,111	130,112
Robert V. Vitale	2015	775,000	—	844,750	6,308,581	1,440,000	—	97,594	9,465,925
President & CEO	2014	500,000	—	765,700	1,362,884	100,000	3,290	46,503	2,778,377
	2013	427,500	—	643,910	1,205,598	430,000	2,548	63,164	2,772,720
Jeff A. Zadoks	2015	367,500	—	337,900	—	562,500	—	53,760	1,321,660
SVP & CFO	2014	285,000	—	1,330,850	—	205,200	5,116	18,353	1,844,519
	2013	248,333	—	169,450	—	200,000	4,233	19,886	641,902
James E. Dwyer, Jr. (1)	2015	640,385	—	675,800	1,107,162	900,000	—	2,640	3,325,987
EVP; President & CEO,
Michael Foods Group
Richard R. Koulouris (2)	2015	322,115	50,000	954,000	1,556,800	750,000	—	57,934	3,690,849
EVP; President & CEO,
Private Brands
Diedre J. Gray	2015	347,083	—	337,900	—	525,000	—	51,475	1,261,458
SVP, General Counsel &
Chief Administrative Officer
James L. Holbrook (3)	2015	266,667	—	675,800	1,107,162	—	—	1,309,695	3,359,324
Former EVP; President &	2014	500,000	—	765,700	1,362,884	100,000	62,646	79,169	2,870,399
CEO, Consumer Brands	2013	427,500	—	643,910	1,205,598	430,000	35,008	69,531	2,811,547
Terence E. Block (4)	2015	45,833	—	—	—	—	41,028	1,199,848	1,286,709
Former President & COO	2014	550,000	—	765,700	1,362,884	—	60,226	124,643	2,863,453
	2013	500,000	—	643,910	1,050,765	500,000	4,921	100,511	2,800,107
_________

(1)	Mr. Dwyer joined the Company effective June 2, 2014.

(2)	Mr. Koulouris joined the Company effective February 9, 2015.

(3)	Mr. Holbrook resigned from the Company effective March 13, 2015.

(4)	Mr. Block retired from the Company effective November 1, 2014.

(5)	For Mr. Koulouris, this amount represents a signing bonus awarded upon joining the Company.

(6)
The amounts relate to awards of restricted stock units granted in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not correspond to the actual value that will be realized by the named executive officers. See Note 17 to the Company’s fiscal year 2015 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(7)
The amounts relate to option awards granted in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the named executive officers. See Note 17 to the Company’s fiscal year 2015 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. For Mr. Vitale, this amount includes two option awards: (i) an annual grant on October 9, 2014 and (ii) a grant on February 17, 2015 in recognition of his promotion to President and CEO.

(8)
The amounts reported in this column reflect bonuses earned by the named executive officers during the fiscal year under our senior management bonus program, discussed above in our Compensation Discussion and Analysis.

(9)
Normally represents the aggregate earnings on the respective named executive officer’s account under our executive supplemental investment plan and deferred compensation plan. However, the present value amounts were negative for fiscal year 2015 as follows: Mr. Vitale - ($6,144); Mr. Zadoks - ($3,341); Ms. Gray - ($5,116) and Mr. Holbrook ($5,815). These amounts are included in the Non-Qualified Deferred Compensation Plan table below.

(10)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	PTO Paid at Termination ($)	Severance Payment ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Total ($)
William P. Stiritz	2015	—	—	—	—	75,000	24,026	99,026
	2014	—	—	—	—	155,241	27,988	183,229
	2013	—	—	—	—	109,595	20,516	130,111
Robert V. Vitale	2015	72,600	1,478	—	—	17,121	6,395	97,594
	2014	15,600	1,478	—	—	26,037	3,388	46,503
	2013	25,650	1,478	—	—	24,740	11,296	63,164
Jeff A. Zadoks	2015	45,612	1,478	—	—	5,303	1,367	53,760
	2014	16,875	1,478	—	—	—	—	18,353
	2013	18,550	1,336	—	—	—	—	19,886
James E. Dwyer, Jr.	2015	—	1,649	—	—	—	991	2,640
Richard R. Koulouris	2015	—	986	—	—	42,778	14,170	57,934
Diedre J. Gray	2015	47,108	1,478	—	—	1,970	919	51,475
James L. Holbrook	2015	12,047	739	75,776	1,200,000	12,879	8,254	1,309,695
	2014	15,600	1,478	—	—	49,127	12,964	79,169
	2013	30,150	1,478	—	—	26,127	11,776	69,531
Terence E. Block	2015	—	246	71,217	1,100,000	17,727	10,658	1,199,848
	2014	15,600	1,478	—	—	92,358	15,207	124,643
	2013	30,000	1,478	—	—	49,017	20,016	100,511
_________

(a)
Amounts are based on the aggregate incremental cost to us of the named executive officer’s use of our aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, employed pilot incidentals, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such year and multiplying such amount by the individual’s total number of flight hours for non-business use for the year.  Incremental costs do not include certain fixed costs that we incur by virtue of owning the plane, including depreciation, employed pilot salaries and benefits, hangar fees, and maintenance.   Spouses and guests of executives occasionally fly on the aircraft as additional passengers on business flights.  In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual.  We report the SIFL rates for such use in each executive’s taxable wages.  We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2015
The following table provides, for each of the named executive officers, information concerning cash awards under our annual incentive plan for fiscal 2015 and grants of equity awards made during fiscal 2015. The non-equity incentive plan awards disclosed below are part of the Post Holdings, Inc. Senior Management Bonus Program adopted on May 4, 2015. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of personal and/or corporate performance measures. Awards of options or restricted stock units were made under our 2012 Long-Term Incentive Plan. In November 2015, the Compensation Committee met to review performance, and payments were made to each of the named executive officers based on a combination of achievement of the corporate performance measures and personal performance measures in the amounts set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
William P. Stiritz	Annual Incentive	—	—	—	—				—
	Options	10/09/2014					1,000,000	$55.00	$3,216,694
	Restricted Stock Units	—							—
Robert V. Vitale	Annual Incentive	11/16/2015	$480,000	$960,000	$1,440,000
	Options	10/09/2014					125,000	$33.79	$1,383,952
	Options	02/17/2015					300,000	$49.48	$4,924,629
	Restricted Stock Units	10/09/2014				25,000			$884,750
Jeff A. Zadoks	Annual Incentive	11/16/2015	$187,500	$375,000	$562,500
	Options	—							—
	Restricted Stock Units	10/09/2014				10,000			$337,900
James E. Dwyer, Jr.	Annual Incentive	11/16/2015	$300,000	$600,000	$900,000
	Options	10/09/2014					100,000	$33.79	$1,107,162
	Restricted Stock Units	10/09/2014				20,000			$675,800
Richard R. Koulouris	Annual Incentive	11/16/2015	$250,000	$500,000	$750,000
	Stock Appreciation Rights	05/04/2015					100,000	$47.70	1,556,800
	Restricted Stock Units	05/04/2015				20,000			$954,000
Diedre J. Gray	Annual Incentive	11/16/2015	$175,000	$350,000	$525,000
	Options	—							—
	Restricted Stock Units	10/09/2014				10,000			$337,900
James L. Holbrook (5)	Annual Incentive	—	—	—	—				—
	Options	10/09/2014					100,000	$33.79	$1,107,162
	Restricted Stock Units	10/09/2014				20,000			$675,800
Terence E. Block (6)	Annual Incentive	—	—	—	—
	Options	—							—
	Restricted Stock Units	—							—
_________

(1)
These columns consist of threshold, target and maximum annual incentive targets for fiscal 2015. The “Threshold” column represents the minimum amount payable to the named executive officers. The “Target” column represents the payout amount if the specified performance targets are achieved. The “Maximum” column represents the maximum payout possible under the applicable bonus program in fiscal 2015. See the Summary Compensation Table for actual amounts paid under these programs.

(2)	This column contains the number of shares of RSUs granted in fiscal 2015.

(3)	This column contains the number of non-qualified stock options and stock appreciation rights granted in fiscal 2015.

(4)
Represents the grant date fair value of options, stock appreciation rights and RSUs, which were calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant ($33.79 per share on October 9, 2014 and $47.70 on May 4, 2015).

(5)	Mr. Holbrook resigned from the Company effective March 13, 2015. Amounts in the table above represent awards granted while he will still employed by the Company.

(6)	Mr. Block retired from the Company effective November 1, 2014.

Outstanding Equity Awards at September 30, 2015
The following table sets forth information on exercisable and unexercisable options and stock appreciation rights and unvested restricted stock unit awards held by the named executive officers named in this proxy statement on September 30, 2015.

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/SAR (#) Exercisable		Number of Securities Underlying Unexercised Options/SAR (#) Unexercisable		Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (15)
William P. Stiritz	1,550,000	(1)	—		31.25	5/29/2022	—	(8)	—
Executive Chairman	200,000	(2)	400,000		40.30	10/15/2023
			1,000,000	(3)	55.00	10/9/2024
Robert V. Vitale	100,000	(1)	—		31.25	5/29/2022	19,000	(9)	1,122,900
Chief Executive Officer			100,000	(4)	33.89	11/19/2022	12,667	(10)	748,620
	33,333	(2)	66,667		40.30	10/15/2023	25,000	(11)	1,477,500
			125,000	(5)	33.79	10/09/2024
			300,000	(6)	49.48	02/27/2025
Jeff A. Zadoks							1,667	(12)	98,520
SVP, Chief Financial Officer							5,000	(10)	295,500
							20,000	(13)	1,182,000
							10,000	(11)	591,000
James E. Dwyer, Jr.			100,000	(5)	33.79	10/9/2024	20,000	(11)	1,182,000
EVP; President & CEO, Michael Foods Group

Richard R. Koulouris			100,000	(7)	47.70	5/4/2025	20,000	(14)	1,182,000
EVP; President & CEO, Private Brands

Diedre J. Gray							1,667	(12)	98,520
SVP, General Counsel & Chief Administrative Officer							5,000	(10)	295,500
							16,000	(13)	945,600
							10,000	(11)	591,000
James L. Holbrook	100,000	(2)	—		40.30	3/13/2018	—		—
Former EVP; President & CEO, Consumer Brands

Terence E. Block	100,000	(2)	—		40.30	11/1/2017	—		—
Former President & COO
_________

(1)
Non-qualified stock options; exercisable in equal installments on May 29, 2013, 2014 and 2015. For Mr. Stiritz, although option awards vested during fiscal 2015, Mr. Stiritz will not receive any financial benefit from such awards and cannot exercise those options until Mr. Stiritz is no longer an executive officer of the Company.

(2)
Non-qualified stock options; exercisable in equal installments on October 15, 2014, 2015 and 2016. For Mr. Stiritz, although option awards vested during fiscal 2015, Mr. Stiritz will not receive any financial benefit from such awards and cannot exercise those options until Mr. Stiritz is no longer an executive officer of the Company. Pursuant to Mr. Holbrook’s Separation and Release Agreement dated March 13, 2015, the options became fully vested and are exercisable for three years from the date of the agreement. Pursuant to Mr. Block’s Separation and Release Agreement dated November 1, 2014, the options became fully vested and are exercisable for three years from the date of the agreement.

(3)
Non-qualified stock options; exercisable in equal installments on October 9, 2015, 2016 and 2017. Although the stock price on the date of grant was $33.79, the option awards were granted to Mr. Stiritz at an exercise price of $55.00 and although the option awards will vest, Mr. Stiritz will not receive any financial benefit from such awards and cannot exercise those options until he is no longer an executive officer of the Company.

(4)	Non-qualified stock options; exercisable in one installment on November 19, 2019.

(5)	Non-qualified stock options; exercisable in equal installments on October 9, 2015, 2016 and 2017.

(6)	Non-qualified stock options; exercisable in equal installments on February 27, 2016, 2017 and 2018.

(7)
Stock appreciation rights; exercisable in equal installments on May 4, 2016, 2016 and 2017. Upon exercise of any vested portion of the SAR, Mr. Koulouris will receive a cash amount equal to the excess of the Fair Market Value of the shares over the purchase price per share.

(8)	Although stock awards vested during fiscal 2015, Mr. Stiritz will not receive any financial benefit from such awards until he is no longer an executive officer of the Company.

(9)
Restricted stock units; restrictions lapse in one installment on November 19, 2019. The restricted stock units will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates.

(10)
Restricted stock units; restrictions lapse in equal installments on October 15, 2014, 2015 and 2016. The restricted stock units for Mr. Vitale will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates. The restricted stock units for Mr. Zadoks and Ms. Gray will be paid out in cash within 60 days from each of the applicable vesting dates.

(11)
Restricted stock units; restrictions lapse in equal installments on October 9, 2015, 2016 and 2017. The restricted stock units for Messrs. Vitale and Dwyer will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates. The restricted stock units for Mr. Zadoks and Ms. Gray will be paid out in cash within 60 days from each of the applicable vesting dates.

(12)
Restricted stock units; restrictions lapse in equal installments on November 19, 2013, 2014 and 2015. The restricted stock units will be paid out in cash within 60 days from each of the applicable vesting dates.

(13)
Restricted stock units that will be settled in cash; restrictions lapse in equal installments on June 17, 2020, 2021, 2022, 2023 and 2024. Each restricted stock unit for Mr. Zadoks and Ms.Gray will be paid out in cash equal to the greater of the grant date price of $51.43 or the fair market value of one share of the Company’s common stock on the applicable vesting dates and within 60 days from each of the applicable vesting dates.

(14)
Restricted stock units; restrictions lapse in equal installments on May 4, 2016, 2017 and 2018. The restricted stock units will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates.

(15)	Based on our closing stock price of $59.10 on September 30, 2015.

Option and Stock Appreciation Rights Exercises and Stock Vested
for the Fiscal Year Ended September 30, 2015

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William P. Stiritz	—	N/A	104,167	4,506,264	(1)
Robert V. Vitale	—	N/A	12,667	474,575
Jeff A. Zadoks	—	N/A	5,833	235,221
James E. Dwyer, Jr.	—	N/A	—	—
Richard R. Koulouris	—	N/A	—	—
Diedre J. Gray	—	N/A	5,833	235,221
James L. Holbrook	270,000	6,581,683	62,000	2,864,232	(2)
Terry R. Block	200,000	5,863,342	38,001	1,425,038	(3)
_________

(1)	Although stock awards vested during fiscal 2015, Mr. Stiritz will not receive any financial benefit from such awards until Mr. Stiritz is no longer an executive officer of the Company.

(2)
Mr. Holbrook resigned from the Company effective March 13, 2015. The amount in the table above under Option Awards represents Mr. Holbrook’s exercise of stock options after Mr. Holbrook’s resignation from the Company, but during fiscal 2015. The amount under Stock Awards represents RSUs that vested during fiscal year 2015 as well as the RSUs that were accelerated upon Mr. Holbrook’s resignation.

(3)
Mr. Block retired from the Company effective November 1, 2014. The amount in the table above under Option Awards represents Mr. Block’s exercise of stock options after Mr. Block’s retirement from the Company, but during fiscal 2015. The amount under Stock Awards represents RSUs that were accelerated upon Mr. Block’s retirement.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted Average of Exercise Price of Outstanding Options and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	4,960,815	(1)	40.09	815,561	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	4,960,815		—	815,561
_________

(1)
The number in this column includes 4,175,000 shares of outstanding non-qualified stock options, 543,480 outstanding restricted stock units which will be settled in shares of our common stock, 175,000 stock appreciation rights (“SARs”) held by our non-management directors, and 67,335 outstanding SARs which were converted from Ralcorp awards to Post awards. Excludes SARs and restricted stock units which, by their terms, will be settled in cash.

(2)	Weighted average exercise price of outstanding options and stock appreciation rights; excludes restricted stock units.

(3)	These shares are issuable under the Post Holdings, Inc. 2012 Long-Term Incentive Plan.

Non-Qualified Deferred Compensation
We maintain deferred compensation plans for non-management directors and key employees, as well as an executive savings investment plan.
Under the deferred compensation plan for key employees, eligible employees may elect to defer payment of all or a portion of their bonus until some later date. The Compensation Committee that administers the plan may determine that matching contributions may be made for a particular fiscal year.  Absent such determination, no matching contribution is made. Deferred compensation may be invested in Post common stock equivalents or in a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Under this plan, distribution of deferrals invested in common stock equivalents are made in shares of our common stock, while deferrals invested in the Vanguard funds are made in cash.
The executive savings investment plan allows eligible employees to make pre-tax deductions between 1% and 44% of their cash compensation. Income taxes on the amounts deferred and any investment gains are deferred until distributed. Deferred compensation may be invested in Post common stock equivalents or in the Vanguard funds. Under this plan, distribution of deferrals invested in common stock equivalents are made in cash in the amount of the value of such equivalents at the time of retirement from the Board, and deferrals invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our named executive officers in our non-qualified deferred compensation plans through September 30, 2015.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
William P. Stiritz	—	—	—	—	—
Robert V. Vitale	60,000	56,700	(6,144)	—	139,083
Jeff A. Zadoks	14,700	26,937	(3,341)	—	96,913
James E. Dwyer, Jr.	—	—	—	—	—
Richard R. Koulouris	—	—	—	—	—
Diedre J. Gray	6,942	29,933	(5,116)	—	55,150
James L. Holbrook	6,849	—	(5,815)	—	607,049
_________

(1)	These amounts reflect deferrals into the executive savings investment plan and our deferred compensation plan for key employees as of September 30, 2015.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our matching contributions to the executive savings investment plan.

Potential Payments Upon Termination of Employment or Change-in-Control
We have management continuity agreements with each of our executive officers, except Mr. Stiritz. As discussed in the Compensation Discussion and Analysis section of this proxy statement, these agreements are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control.
The agreements provide severance compensation to each executive officer in the event of the officer’s involuntary termination after a change in control. A change in control occurs upon (i) the acquisition by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership of (x) 50% or more of the aggregate voting power of the then outstanding shares of our common stock, other than acquisitions by us or any of our subsidiaries or any of our employee benefit plans or any entity holding stock for or pursuant to the terms of any such plan, or (y) all, or substantially all, of our assets, taken as a whole; or (ii) individuals who would have qualified as continuing directors shall have ceased for any reason to constitute at least a majority of our board of directors. A change in control does not include a transaction pursuant to which a third party acquires one or more of our businesses by acquiring all of our common stock while leaving our remaining businesses in a separate public company, commonly known as a Morris Trust transaction, unless the businesses so acquired constitute all or substantially all of our businesses.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing the executive officer’s salary and bonus for two or three years, depending on the officer, following the officer’s termination of employment within two years following a change in control, and the payment of other benefits for the same period.
Each officer would also be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses of litigation incurred by the officer, and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance.
Payments will be delayed for a period of six months in the event the officer is determined to be a “specified employee” for purposes of Section 409A of the Code. No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) the officer’s willfully engaging in misconduct which is materially injurious to us, or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
In addition, no payments would continue beyond the officer’s normal retirement date. The grant agreements governing our executive officers’ stock options and restricted stock units provide that in the event of a qualifying termination following within two years of a change in control, any unexercised and unvested restricted stock units or stock options become 100% vested. The management continuity agreements provide that in the event that any payments to the executives under the management continuity agreements or otherwise would be subject to excise taxes under Code Section 4999, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the executive were to pay the excise taxes. In addition, vesting of stock-based incentive compensation awards accelerate upon a change of control and all nonqualified deferred compensation earned by the executive will be subject to payment upon termination.
The agreements also contain provisions relating to non-competition, non-solicitation of our employees and protection of our confidential information, all of which become effective once the officer becomes eligible for payments under these agreements.

The table below sets forth estimates of the amounts to which each named executive officer would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees in the event of the involuntary termination of the officer’s employment due to a change in control occurring on September 30, 2015.

Name	Cash (Salary and Bonus)(1) ($)	Value of Stock Awards(2) ($)	Health Benefits (3)			Insurance (4)		Outplacement Assistance ($)	Total ($)
			Medical ($)	Dental ($)	Vision ($)	Group Life Insurance ($)	Long- Term Disability ($)
William P. Stiritz	1	11,620,000	—	—	—	—	—	—	11,620,001
Robert V. Vitale	6,720,000	13,173,110	42,254	3,181	—	4,434	—	20,000	19,962,979
Jeff A. Zadoks	2,812,500	2,167,020	42,254	3,181	—	4,434	—	20,000	5,049,389
James E. Dwyer, Jr.	4,500,000	3,247,400	27,590	1,668	—	4,946	—	20,000	7,801,604
Richard R. Koulouris	3,750,000	2,322,000	—	—	—	2,957	—	20,000	6,094,957
Diedre J. Gray	2,625,000	1,930,620	42,254	2,216	—	4,434	—	20,000	4,624,524
James L. Holbrook (5)	—	—	—	—	—	—	—	—	—
Terrence E. Block (6)	—	—	—	—	—	—	—	—	—
_________

(1)	Above amount is equal to three times the executives’ base salary and bonus payment for fiscal year 2015, except for Mr. Stiritz who does not have a management continuity agreement with the Company.

(2)	All unvested restricted stock unit awards and option awards were valued at the closing price of our common stock on September 30, 2015.

(3)	Health benefits amounts are company estimated present value of annual costs of providing the benefits over the applicable payment period.

(4)	Disability and insurance payments are calculated over the applicable payment period.

(5)
Mr. Holbrook resigned from the Company effective March 13, 2015. As part of Mr. Holbrook’s separation, the Company entered into a Separation and Release Agreement with Mr. Holbrook which provided for: (a) a lump sum payment of $1.2 million; (b) the acceleration of vesting of 55,667 shares of restricted stock units and 290,000 non-qualified stock options, which had a value of $6,356,330 as of March 13, 2015; and (c) a general release of all claims Mr. Holbrook may have against the Company.

(6)
Mr. Block retired from the Company effective November 1, 2014. As part of Mr. Block’s retirement, on October 9, 2014, the Company entered into a Separation and Release Agreement with Mr. Block which provided for: (a) a lump sum payment of $1.1 million; (b) the acceleration of vesting of 38,001 shares of restricted stock units and 200,000 non-qualified stock options, which had a value of $1,874,037 as of November 1, 2014; (c) Mr. Block to remain available on a consulting basis for the Company until December 31, 2014; and (d) a general release of all claims Mr. Block may have against the Company.

In the event an executive officer has a qualifying termination within two years of a change in control (as defined in the 2012 Plan) all equity awards will immediately vest. Stock options and stock appreciation rights will remain exercisable thereafter until the earlier of the following to occur: three years from the date of normal retirement or involuntary termination; or the expiration of the award under its terms. See the above table for the value of stock and option awards at termination. Upon voluntary termination, involuntary termination or retirement, each executive officer receives his or her vested retirement benefits (401(k) balances and deferred compensation balances) described in previous sections.

Employment Agreements
Employment Agreement - Mr. Stiritz
On May 29, 2012, we entered into an employment agreement with William P. Stiritz, our former Chief Executive Officer and our Executive Chairman, effective November 1, 2014. The majority of the compensation potentially payable to Mr. Stiritz pursuant to this employment agreement is long-term, performance-based compensation, primarily based on stock options, although Mr. Stiritz also received some RSUs in recognition of his service for completing the successful separation from Ralcorp in 2012. The employment agreement originally expired pursuant to its terms on April 30, 2015, but was amended in October 2013 to extend the expiration date to May 28, 2016, and was further amended in October 2014 to extend the expiration date to October 9, 2017. The agreement will automatically renew for one-year periods unless either party gives notice of its intention not to renew. Under the terms of the employment agreement, Mr. Stiritz’s base salary is $1 per year. Mr. Stiritz will not participate in any cash bonus programs and generally will not participate in any of our traditional benefit plans, absent special circumstances.
In connection with the employment agreement, in May 2012, Post granted Mr. Stiritz 1,550,000 stock options at an exercise price equal to $31.25, the closing market price of Post stock on the date of grant, generally vesting in equal increments on the first, second and third anniversaries of the grant date. In connection with the amendment to his employment agreement in October 2013 extending the term by one year, Post granted Mr. Stiritz 600,000 stock options at an exercise price equal to $40.30, the closing market price of Post stock on the date of grant, also generally vesting in equal increments on the first, second and third anniversaries of the grant date. In connection with the second amendment to his employment agreement in October 2014, extending the term by approximately 18 months and his appointment to Executive Chairman, Post granted Mr. Stiritz 1,000,000 stock options at an exercise price equal to $55.00, which was well above the $33.79 closing price of the Company’s common stock on the date of grant. These options also generally vest in equal increments on the first, second and third anniversaries of the grant date.
All equity grants to Mr. Stiritz are subject to “double trigger” accelerated vesting in the event of a change in control and Mr. Stiritz’s subsequent termination by Post without cause or by him for good reason within two years after such change in control. Either party can terminate Mr. Stiritz’s employment agreement upon 30 days’ notice. The Committee felt this double trigger approach was appropriate because the Executive Chairman position would likely be at-risk in a merger / acquisition transaction.
All stock option and RSU grants to Mr. Stiritz since our February 2012 spin-off from Ralcorp generally vest ratably over three years. However, Mr. Stiritz is prohibited from benefiting financially until he is no longer a Post executive. That is, stock options may not be exercised and delivery of vested RSUs must be deferred until he is no longer employed by Post.
Letter Agreement - Mr. Dwyer
On October 1, 2015, we entered into a letter agreement with James E. Dwyer, Jr. pursuant to which the Company and Mr. Dwyer agreed to certain items regarding Mr. Dwyer’s compensation and benefits, including (i) that Mr. Dwyer’s annual base salary would be no less than $600,000; (ii) that Mr. Dwyer’s annual target bonus would be no less than 100% of his annual base salary; (iii) Mr. Dwyer’s eligibility under the Company’s short-term disability and long-term disability programs; and (iv) payments to Mr. Dwyer in the event of termination of his employment due to death or disability, which include:

•	Accrued, but unpaid, base salary through the date of termination;

•	Pro-rated portion of Mr. Dwyer’s target bonus award for the fiscal year in which his termination occurs;

•	An amount equal to two times the sum of Mr. Dwyer’s annual base salary and target bonus for the year in which his termination occurs (in the event of termination for disability only); and

•	COBRA coverage for family members for a period of 18 months.

None of our other named executive officers has an employment agreement with Post.

Director Compensation for the Fiscal Year Ended September 30, 2015
All non-employee directors receive an annual retainer of $55,000. The chairmen of the Audit Committee and the Corporate Governance and Compensation Committee receive additional retainers of $10,000. Non-employee directors are paid $2,000 for each regular or special board meeting, telephonic meeting and consent to action without a meeting and $1,500 for each regular or special committee meeting, telephonic meeting and consent to action without a meeting.
In addition to cash compensation, all non-employee directors receive 10,000 stock appreciation rights upon commencing service and 5,000 stock appreciation rights on an annual basis thereafter. All awards fully vest on the third anniversary of the date of grant. In addition, all awards fully vest at the director’s resignation, retirement, disability or death.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their expenses incurred in connection with board meetings.
In order to encourage ownership of our stock by non-employee directors, we require that any shares of our common stock acquired as a result of option or stock appreciation rights exercises must be held until the director’s retirement or other termination of directorship. In addition, retainers and fees paid in shares of our common stock that are deferred under a deferred compensation plan are required to be held as such until the director’s retirement or other termination of directorship. At that time, the shares are then free to be sold or transferred at the director’s request. Further, we have established stock ownership guidelines applicable to all non-employee directors. See stock ownership guidelines under Compensation Discussion and Analysis for more details.
Under our deferred compensation plan, any non-employee director may elect to defer, with certain limitations, their retainer and fees. Deferred compensation may be invested in Post common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% company matching contribution. Deferrals are paid in cash upon leaving the board of directors in one of three ways: (1) lump sum payout; (2) five-year installments; or (3) ten-year installments.
Amounts held by Messrs. Stiritz and Skarie which were previously credited to a their accounts under the Ralcorp Holdings, Inc. Deferred Compensation Plan for Non-Management Directors have been credited to our plan as a separate bookkeeping subaccount. However, because Mr. Stiritz is a management director of Post, Mr. Stiritz is not eligible to make additional deferrals under our plan.
The following table sets forth the compensation paid to non-management directors for fiscal year 2015, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) (2) ($)	All Other Compensation(3) ($)	Total ($)
Jay W. Brown	108,500	—	76,305	36,163	220,968
Edwin H. Callison	110,500	—	76,305	36,830	223,635
Gregory L. Curl	90,000	—	76,305	—	166,305
William H. Danforth (4)	56,007	—	76,305	18,667	150,979
Robert E. Grote	106,500	—	76,305	35,497	218,302
David W. Kemper	4,583	—	211,090	1,528	217,201
David P. Skarie	80,000	—	76,305	26,664	182,969
_________

(1)
This amount represents the grant date fair value of 5,000 stock appreciation rights granted on February 3, 2015, except for Mr. Kemper who received 10,000 stock appreciation rights on September 1, 2015 upon his appointment to the board of directors.

(2)
At September 30, 2015, Messrs. Brown, Callison, Curl, Grote and Skarie all held 10,000 vested stock appreciation rights. Mr. Kemper held no vested stock appreciation rights at September 30, 2015. All awards fully vest on the third anniversary of the date of grant, but must be held until the director’s retirement or other termination of directorship. In addition, all awards fully vest at the director’s resignation, retirement, disability or death.

(3)	This amount represents the 33 1/3% match on deferrals into common stock equivalents under the deferred compensation plan.

(4)	Dr. Danforth retired from the board of directors effective April 10, 2015.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Robert E. Grote, Chairman
Jay W. Brown
Edwin H.Callison

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proxy Item No. 3)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading “Compensation Discussion and Analysis” beginning on page 14 and the related tables and narrative disclosures beginning on page 32. As a result of the vote at our 2013 annual meeting of shareholders on the frequency of the non-binding advisory vote to approve executive compensation, we hold such non-binding advisory vote every year.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our corporate officers with the interests of our shareholders. Our compensation programs are designed to reward our corporate officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:

•	Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.

•	Compensation should be tied to our overall financial performance.

•	Compensation should align the long-term interests of our executives with those of our shareholders.

•	Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the corporate officers named in this proxy statement, as described under the heading “Compensation Discussion and Analysis” beginning on page 14 and the related tables and narrative disclosures beginning on page 32. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the corporate officer compensation described in this proxy statement. The board of directors recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the corporate officers named in this proxy statement, as described under the heading “Compensation Discussion and Analysis” beginning on page 14 and the related compensation tables and narrative disclosures beginning on page 32 as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the board of directors or the Corporate Governance and Compensation Committee, and neither the board nor the committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the board of directors and the committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, the Corporate Governance and Compensation Committee is currently composed of Messrs. Grote, Brown and Callison. There are no relationships involving the members of the Corporate Governance and Compensation Committee or our corporate officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

APPROVAL OF POST HOLDINGS, INC. 2016 LONG-TERM INCENTIVE PLAN
(Proxy Item No. 4)

Overview and Background
We are asking our shareholders to approve the Post Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”) to increase the number of shares authorized to fund awards under the Company’s long-term incentive compensation program and to further enhance the Company’s corporate governance structure with respect to compensation. We believe that the 2016 LTIP is necessary in order to allow the Company to continue to utilize equity awards, both performance and time-based, to attract and retain key management as well as non-employee directors and to incentivize such individuals to create long-term shareholder value.
On November 17, 2015, the Board adopted the 2016 LTIP and directed that it be submitted for shareholder approval. The 2012 Post Holdings, Inc. Long-Term Incentive Plan (the “2012 LTIP”) is currently the only benefit plan that the Company uses to grant stock options, restricted stock, performance shares, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other share-based awards to directors, employees and consultants. Upon approval of the 2016 LTIP by our shareholders, the 2016 LTIP will (except as otherwise provided herein) replace the 2012 LTIP, and the Company will not issue any further awards under the 2012 LTIP.
As summarized below, the 2016 LTIP has features reflecting current best practices, including a prohibition on reload options, limited share recycling, a minimum three-year ratable vesting period for time-based equity awards and a minimum performance period of one year for performance-based awards (except with respect to 5% of the authorized pool). Long-term incentive awards are an important part of the Company’s overall compensation program as such awards (i) enable the Company and its affiliates to attract and retain individuals who will contribute to the Company’s long range success, (ii) motivate key personnel to produce a superior return to the shareholders of the Company by offering these individuals an opportunity to realize stock appreciation, facilitating stock ownership and rewarding such individuals for achieving a high level of corporate performance, and (iii) promote the success of the Company’s business.
There are currently 6,500,000 shares of common stock authorized for grants under the 2012 LTIP, and of that number of shares, as of November 17, 2015, there remain 483,090 shares available for grants and 5,313,132 shares subject to outstanding awards under the 2012 LTIP. In addition to the shares available under the 2012 LTIP as of January 28, 2016, plus shares underlying outstanding awards under the 2012 LTIP to the extent the awards are forfeited, canceled, terminated or that expire or lapse under the 2012 LTIP, we are asking for 2,000,000 shares. The closing market price of a share of common stock on the record date was $70.00, and on the record date, there were 62,082,317 shares of our common stock outstanding.
Best Practices
We have designed the 2016 LTIP to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for directors, employees and consultants and shareholders’ interests. These provisions include, but are not limited to, the following:

2016 LTIP Provision	Description of Best Practice
● No Liberal Share Recycling
●  Shares will not be recycled for issuance as awards under the 2016 LTIP in the following circumstances: shares delivered as a result of the net settlement of an outstanding SAR or stock option; shares used to pay the exercise price or withholding taxes related to an outstanding award; or shares repurchased on the open market with the proceeds of a stock option exercise price

● No Repricing without Shareholder Approval	● The Company cannot reduce the exercise price of stock options and SARs without the approval of its shareholders
● Double Trigger Acceleration
● The 2016 LTIP provides for “double trigger” accelerated vesting, meaning awards will be accelerated only as the result of: a change in control where the participant’s employment is involuntarily terminated or the participant terminates for “good reason” within 12 months following a change in control, or upon a Compensation Committee determination that such acceleration is in the best interests of the Company

● Minimum Vesting Schedules
● Time-based vesting awards will vest no earlier than annual pro rata vesting over a three-year period and performance-based awards must be measured over a period of at least one year (except with respect to a maximum of 5% of the shares under the plan)

● Limits on individual director awards per year	● 15,000 shares in options and SARs ● 15,000 shares in other equity-based awards
● Definition of Change in Control	● Entire definition included within the “four corners” of the 2016 LTIP and does not permit addition to or revision of the definition in any award agreement
● Clawback Provision	● Includes language subjecting awards to recovery pursuant to any law, government regulation, stock exchange listing requirement including the SEC clawback rules or Company policy

Key Highlights
We believe the 2016 LTIP will give us the ability to achieve our objective of aligning the interests of our employees with those of our shareholders by providing us with the ability to continue granting various types of incentive awards, which will help us continue to attract, retain and motivate employees, directors and consultants.

•	Historical Amounts of Equity Awards. The Company granted the following number of shares in each of fiscal 2013, 2014 and 2015:

	Year Ended September 30,
	2013	2014	2015
Annual Awards Granted	392,000	987,000	1,892,719
Basic Weighted Average Shares Outstanding	32,700,000	39,700,000	56,700,000
Annual Burn Rate	1.20%	2.49%	3.34%

•	Historical Equity Award Burn Rate. The Company’s three-year average annual equity grant rate, or “burn rate,” for the fiscal 2013-2015 period was 2.34%.

•
Prospective Burn Rate Reduction. As is typical for newly public companies, our burn rate was high in the initial years following our spin-off from Ralcorp. However, we expect our burn rate to reduce and normalize over future years as we get further away from our spin-off date. As discussed in our “Compensation Discussion and Analysis” beginning on page 14, the compensation of our Executive Chairman, Mr. Stiritz, is made up entirely of equity awards, primarily stock option awards. Mr. Stiritz elected not to receive a base salary and bonus and instead requested that his compensation be made up entirely of equity awards in order to align his interests with that of our shareholders.

•
Anticipated Duration.  As reflected by the most recent equity grant of 475,500 shares to executive officers for fiscal 2016, we expect the annual and three-year average burn rate to further reduce and normalize over future years to be at or near the level granted for fiscal 2016. Accordingly, if the Company continues making equity awards consistent with fiscal 2016 practices, we estimate that the shares available for future awards under the 2016 LTIP will be sufficient for between three and five years.

Principal Features of the 2016 LTIP
The full text of the 2016 LTIP is set forth in Annex A hereto, and shareholders are urged to refer to it for a complete description. The summary of the principal features of the 2016 LTIP that follows is subject to and qualified entirely by reference to the full text of the 2016 LTIP set forth in Annex A.
Administration
The Compensation Committee will administer the 2016 LTIP and grant awards under the 2016 LTIP. Subject to the terms of the 2016 LTIP, the Compensation Committee’s charter and applicable laws, the Compensation Committee has the authority to:

•	interpret the 2016 LTIP and apply its provisions;

•	promulgate, amend and rescind rules relating to the administration of the 2016 LTIP;

•	authorize any person to execute on behalf of the Company any instrument required to carry out the purposes of the 2016 LTIP;

•	determine when awards are to be granted under the 2016 LTIP and the applicable grant date;

•	select participants, subject to the limitations set forth in the 2016 LTIP;

•	determine the number of shares or the amount of cash to be made subject to each award, subject to the limitations set forth in the 2016 LTIP;

•	determine whether each option is to be an incentive stock option or a non-qualified stock option;

•	prescribe the terms and conditions of the awards;

•
determine the target number of performance shares to be granted pursuant to an award of performance shares, the performance measures, the performance periods and the number of performance shares earned;

•	designate an award as a performance compensation award and select the performance criteria;

•	amend any outstanding awards;

•	determine whether and under what circumstances awards may be settled in cash, shares or other awards or other property, or canceled, forfeited or suspended;

•	determine the duration and purpose of leaves and absences which may be granted without constituting termination of service for purposes of the 2016 LTIP;

•	make decisions with respect to outstanding awards that may become necessary upon a change in control or an event that triggers anti-dilution adjustments;

•
interpret, administer or reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2016 LTIP and any instrument or agreement relating to or award granted under the 2016 LTIP; and

•	exercise discretion and make all other determinations necessary or advisable for the administration of the 2016 LTIP.
The Compensation Committee will not have the right, without shareholder approval, to reduce the purchase price for an outstanding stock option or SAR, cancel an outstanding stock option or stock appreciation right for the purpose of replacing such award with a stock option or SAR with a purchase price that is less than the original purchase price, extend the expiration date of a stock option or SAR or deliver stock, cash or other consideration in exchange for the cancellation of a stock option or SAR, the purchase price of which exceeds the fair market value of the shares underlying such stock option or SAR.
In addition, the Compensation Committee may delegate administration of the 2016 LTIP to senior officers of the Company or a committee or committees of one or more members of the Board, and may authorize further delegation by such committees to senior officers of the Company subject in all cases to restrictions under Section 16(b) of the Exchange Act or 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board or another committee of the Board may also exercise any authority granted to the Compensation Committee. In the event any action taken by the Board conflicts with action taken by the Compensation Committee, the Board action controls.
Shares Available under the 2016 LTIP
The 2012 LTIP is currently the Company’s only equity compensation plan with shares available for future award grants. Upon approval of the 2016 LTIP, no further awards would be issued under the 2012 LTIP. The 2016 LTIP has a term of ten years. Under the 2016 LTIP, we will have the ability to grant awards for up to a total of 2,000,000 shares plus the number of shares that, immediately prior to the effective date of the 2016 LTIP, remain available for future awards under the 2012 LTIP. We are seeking shareholder approval for an additional 2,000,000 shares to be available for use under the 2016 LTIP. In addition to the 2,000,000 shares authorized for issuance under the 2016 LTIP, any shares underlying awards currently outstanding under the 2012 LTIP that are canceled, forfeited, terminated or expire or lapse for any reason will be available for grants of equity awards under the 2016 LTIP. No more than 2,000,000 shares may be granted as incentive stock options. Shares issued under the 2016 LTIP may be authorized and unissued shares or treasury shares. The following shares may not again be made available for issuance as awards: shares not issued as a result of the net settlement of an outstanding SAR or stock option; shares used to pay the exercise price or withholding taxes related to an outstanding award; or shares repurchased on the open market with the proceeds of a stock option exercise price. The following will not be applied to the share limitations above: any shares subject to an award under the 2016 LTIP to the extent the shares are not used because the award is forfeited, canceled, terminated, expired or lapsed for any reason; and shares and any awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, spin-off, consolidation or acquisition of the employing company with or by us. If an award is settled in cash, the number of shares on which the award is based will not count toward the above share limits.
 Eligibility
All full-time and part-time employees (including officers and directors who are employees) (approximately 8,500 persons), non-employee directors (currently 6 persons) and certain consultants (except with respect to grants of incentive stock options) of the Company and its affiliates will be eligible to participate in the 2016 LTIP at the discretion of the Compensation Committee. The Compensation Committee has discretionary authority to grant awards under the 2016 LTIP. No awards have been approved by the Compensation Committee to be granted under the 2016 LTIP subject to shareholder approval at the Meeting.
General Terms of Awards
Each award will be evidenced by an agreement, certificate or other instrument or document setting forth the terms and conditions of the award, including any applicable performance period, which for participants located in the U.S. will include a term of not greater than ten years. All awards are non-transferable unless the Compensation Committee permits the recipient to transfer an award. No award may be exercised for a fraction of a share.
Terms Applicable to Vesting Generally
Each award vests in whole or in part on terms provided in the award agreement. Except with respect to a maximum of five percent (5%) of shares authorized, an award that vests solely on the basis of the passage of time shall not vest more rapidly than annual ratable vesting over a period of three years from the grant date and an award that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the grant date. An award may permit acceleration of vesting requirements and acceleration of the expiration of the applicable term upon such terms and conditions as shall be set forth in the award. However, the 2016 LTIP provides for “double trigger” accelerated vesting, meaning that awards will be accelerated only in the event of a change in control where the participant’s employment is involuntarily terminated by the Company or the participant terminates for “good reason” within twelve months following a change in control (in each case as defined in the 2016 LTIP) or the Compensation Committee determines that acceleration is in the best interests of the Company. In the event of such double trigger acceleration, all performance goals or other vesting criteria will be deemed achieved at 100% target levels or, if the termination of employment occurs within the six months prior to the end of the applicable performance period, the greater of 100% target levels and actual performance levels, to the extent permitted by applicable tax law, and all other terms and conditions will be deemed met as of the date of the participant’s termination of employment. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such awards in certain events, including in the event of the participant’s death, disability or retirement.
Types of Awards
General.    The Compensation Committee has the discretion to award stock options, SARs, restricted stock, performance shares, restricted stock, RSUs and other stock-based and cash-based awards.
Stock Options.    Stock options will be either incentive stock options or non-qualified stock options. Incentive stock options may only be granted to employees. The purchase price of the option will be set forth in the award but may not be less than 100% of the fair market value of a share on the grant date. “Fair market value,” as defined, generally means the closing sales price of a share of common stock. The purchase price will be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Compensation Committee so permits and upon such terms as the Compensation Committee approves, (a) through delivery or tender to the Company of shares held, either actually or by attestation, by the recipient, (b) through a net or cashless form of exercise or (c) through a combination of (a) and (b). Further, the Compensation Committee may, in its discretion, approve other methods or forms of payment of the purchase price and establish rules and procedures therefor. Except as described below in “Adjustment Upon Certain Changes,” recipients holding options will have no dividend rights with respect to shares subject to such options.
 Incentive Stock Options.    A recipient may not hold incentive stock options with a fair market value (determined as of the date of grant) in excess of $100,000 in the year in which they are first exercisable if this limitation is necessary to qualify the option as an incentive stock option. If, upon the grant of an incentive stock option, the recipient possesses more than 10% of the total voting power of all of the stock of the Company and its subsidiaries, the option price for the incentive stock option will be at least 110% of the fair market value of the shares subject to the option on the grant date, and the option will expire five years after the grant date. Incentive stock options may only be granted to employees of the Company or its subsidiaries. The Company has no liability to any recipient or other person if an option designated as an incentive stock option fails to qualify as such.
Stock Appreciation Rights.    SARs entitle the recipient, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of the shares on the grant date. Each SAR may be exercisable in whole or in part according to the terms and conditions set forth in the award. Except as otherwise provided in the award, upon exercise of a SAR, the recipient will receive cash, shares or a combination of cash and shares (as determined by the Compensation Committee if not otherwise specified in the award) as promptly as practicable after exercise. The award may limit the amount or percentage of the total appreciation on which payment may be made in the event of the exercise of a SAR. Except as described below in “Adjustment Upon Certain Changes,” recipients holding SARs will have no dividend rights with respect to shares subject to such SARs.
Performance Shares.    Performance shares will entitle the recipient to future payments based upon the achievement of performance goals established in writing by the Compensation Committee. The award may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum goal but falls below the maximum goal and will provide for the timing of payment. Recipients holding performance shares will have no voting or dividend rights with respect to such performance shares other than as the Compensation Committee may provide in an award agreement.
 Restricted Stock and RSUs.    Restricted stock may be granted in the form of shares registered in the name of the recipient but held by the Company until the restrictions have lapsed. RSUs are units representing a value equal to the same number of shares. Restricted stock and RSUs may be subject to conditions and restrictions as the Compensation Committee may establish in the award, which may include continuous service requirements, a requirement that a recipient pay a purchase price for the award, the achievement of performance goals and lapse of applicable securities law restrictions. Subject to the restrictions set forth in the award agreement, during any period in which restricted stock or RSUs are restricted and subject to forfeiture, (i) recipients holding restricted stock may exercise full voting rights with respect to such shares and will be entitled to receive all dividends and other distributions paid with respect to such shares while they are restricted and (ii) recipients holding RSUs will have no voting rights and no dividend rights with respect to shares, other than as the Compensation Committee may provide in an award agreement. Any dividends or dividend equivalents may be paid currently or may be credited to a recipient’s account and may be subject to such restrictions and conditions as the Compensation Committee may establish.

Other Awards.    The Compensation Committee may also grant other stock-based and cash-based awards in its sole discretion, including, without limitation, those awards pursuant to which a cash bonus award may be made or pursuant to which shares may be acquired in the future, such as awards denominated in stock, stock units, securities convertible into stock and phantom securities. The Compensation Committee may, in its sole discretion, direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the award agreement to which the shares relate. In addition, the Compensation Committee may, in its sole discretion, grant other awards subject to performance criteria.
 Performance-Based Awards.    If the Compensation Committee determines at the time an award is granted to a recipient that the recipient is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with the award, a covered employee within the meaning of Section 162(m) of the Code, the Compensation Committee may provide that performance-based provisions apply to the award. The Compensation Committee may provide, in its discretion, that an award granted to any other recipient is subject to the achievement of performance criteria, which shall be performance goals established by the Compensation Committee relating to one or more business criteria. Performance criteria may be applied to the Company, an affiliate, a parent, subsidiary, division, business unit or corporate group or an individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Compensation Committee. Performance criteria that may be used to establish performance goals are: free cash flow, adjusted free cash flow, base-business net sales, total segment profit, adjusted EBIT/EBITDA, adjusted diluted earnings per share, adjusted gross profit, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, operating income, total shareholder return, compound shareholder return, market share, return on equity, average return on invested capital, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals.
The performance criteria for each recipient and the amount payable if those criteria are met will be established in writing for each period of performance by the Compensation Committee no later than 90 days after the start of the period of service to which the performance criteria relate and while the outcome is substantially uncertain; however, in no event will such criteria be established after 25% of the period of service to which the goals relate has elapsed. Following the conclusion of each performance period, the Compensation Committee will determine the extent to which (i) performance criteria have been attained, (ii) any other terms and conditions with respect to an award relating to such performance period have been satisfied and (iii) payment is due with respect to a performance-based award. The Compensation Committee may adjust downwards, but not upwards, the amount payable with respect to a performance-based award.
Termination of Employment
Each award agreement will set forth the extent to which the recipient will have the right to exercise or retain an award following termination of the recipient’s employment with the Company or its affiliates, including on death, disability or other termination of employment. The provisions will be determined by the Compensation Committee, need not be uniform among awards and may reflect distinctions based on the reasons for termination.
Unless otherwise provided in an award agreement, in the event a recipient’s employment terminates (other than on death or disability), the recipient may exercise a stock option to the extent that the recipient was entitled to exercise the option as of the date of termination, but only within the period of time ending on the earlier of (i) six months following the termination of the recipient’s employment or (ii) the expiration of the term of the option. If the termination of service is by the Company for cause as defined in the 2016 LTIP, all outstanding options, whether or not vested, will immediately terminate.
Unless otherwise provided in an award agreement, in the event a recipient’s employment terminates as a result of disability, the recipient may exercise a stock option to the extent that the recipient was entitled to exercise the option as of the date of termination, but only within the period of time ending on the earlier of (i) three years following the termination of the recipient’s employment or (ii) the expiration of the term of the option.
Unless otherwise provided in an award agreement, in the event a recipient’s employment terminates as a result of death, a stock option may be exercised to the extent that the recipient was entitled to exercise the option as of the date of death, by the recipient’s estate, by a person who acquired the right by bequest or inheritance or by a person designated to exercise the option, but only within the period of time ending on the earlier of (i) three years following the date of death or (ii) the expiration of the term of the option.
If the recipient (or estate or beneficiary) does not exercise a stock option within the time specified in the award agreement, the option will terminate.

Change in Control
The 2016 LTIP generally contains the same limited definition of change in control as the 2012 LTIP, with a few additional restrictions. Occurrence of a change in control will not include transactions commonly known as Reverse Morris Trust transactions and is otherwise limited to:
(a)Replacement of a majority of the incumbent board.
(b)Acquisition or beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities or outstanding Shares of Stock by any person except in the case of an acquisition or beneficial ownership by the Company or a Subsidiary, or an employee benefit plan (or related trust).
(c)Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless:
(i)all or substantially all of the beneficial owners immediately prior to such Business Combination continue to beneficially own more than 50% of the then outstanding Shares of Stock and the combined voting power of the then outstanding voting securities after the Business Combination;
(ii)after the Business Combination, no person beneficially owns more than 50% of Company stock or combined voting power, except to the extent that person owned more than 50% prior to the Business Combination; and
(iii)at least a majority of the members of the board of directors resulting from the Business Combination where incumbent members of the board of directors at the time of the initial agreement or action of the board of directors approving such Business Combination.
(d)Sale or other disposition of all or substantially all of the assets of the Company.
(e)The shareholders of the Company approve a plan to liquidate or dissolve the Company.
Notwithstanding the foregoing, a change in control will not have occurred with respect to any award that is subject to Section 409A of the Code to the extent necessary to avoid adverse tax consequences thereunder unless the transaction constitutes a “change in control event” under Section 409A of the Code.
Miscellaneous Provisions
No participant will be granted (i) options to purchase shares and SARs with respect to more than 2,000,000 shares in the aggregate, (ii) any other awards with respect to more than 2,000,000 shares in the aggregate (or, in the event such award denominated or expressed in terms of number of shares is paid in cash, the equivalent cash value) or (iii) any cash bonus award not denominated or expressed in terms of number of shares or units with a value that exceeds $10,000,000 in the aggregate, in each case, in any twelve-month period under the 2016 LTIP. In addition, no participant who is a non-employee director will be granted (i) options to purchase shares and SARs with respect to more than 15,000 shares in the aggregate, or (ii) any other awards with respect to more than 15,000 shares in the aggregate (or, in the event such award denominated or expressed in terms of number of shares is paid in cash, the equivalent cash value), in each case, in any twelve-month period under the 2016 LTIP.
The Compensation Committee will have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest, notwithstanding the provisions in an award stating the time at which it may first be exercised or the time during which it will vest. The 2016 LTIP will be unfunded and will not require the segregation of any assets.
The Compensation Committee may specify in an award agreement that the recipient’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to vesting conditions. Such events may include breach of non-competition, non-solicitation, confidentiality or other restrictive covenants in the award or otherwise applicable to the recipient, a termination of continuous service for cause or other conduct by the recipient detrimental to the business or reputation of the Company or its affiliates. Any award will be subject to such deductions and clawback as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement, or any policy adopted by the Company.
The 2012 LTIP will remain in effect with respect to outstanding awards granted thereunder, but grants of awards thereunder with respect to consultants and employees will not be made on or after January 28, 2016, assuming the 2016 LTIP becomes effective on such date. All grants and awards previously made under the 2012 LTIP will continue to be governed by the terms of the 2012 LTIP and the applicable award agreement.

Adjustment Upon Certain Changes
Shares Available for Grants. In the event of any change in the number of shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change or transaction, the maximum aggregate number of shares with respect to which the Compensation Committee may grant awards and the maximum aggregate number of shares with respect to which the Compensation Committee may grant awards to any individual participant in any year will be appropriately adjusted by the Committee.
Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares, the payment of a stock dividend (but only on the shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Compensation Committee will appropriately adjust the number of shares of stock subject to each outstanding award and the exercise price per share, or similar reference price, to the extent applicable, of each such award.
Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company is the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares receive consideration consisting exclusively of securities of such surviving corporation, the Compensation Committee will have the power to adjust each award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such award would have received in such merger or consolidation.
Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Compensation Committee will, in its sole discretion, have the power to:

(a)
cancel, effective immediately prior to the occurrence of such event, each award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the participant to whom such award was granted an amount in cash for each share of common stock subject to such award equal to the value, as determined by the Compensation Committee in its reasonable discretion, of such award, provided that with respect to any outstanding stock option or SAR such value will be equal to the excess of (I) the value, as determined by the Compensation Committee in its reasonable discretion, of the property (including cash) received by the holder of a share as a result of such event over (II) the exercise price per share of such stock option or SAR, and provided, further, that the Compensation Committee will not accelerate the vesting of an award in a manner that is inconsistent with the double-trigger change in control provisions described above, unless the Compensation Committee determines that such acceleration is in the best interests of the Company; or

(b)
provide for the exchange of each award (whether or not then exercisable or vested) for an award with respect to, as appropriate, some or all of the property which a holder of the number of shares subject to such award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Compensation Committee in its reasonable discretion in the exercise price of the award, or the number of shares or amount of property subject to the award or, if appropriate, provide for a cash payment to the participant to whom such award was granted in partial consideration for the exchange of the award.

Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to above, the Compensation Committee will make equitable adjustments in the number and class of shares subject to awards outstanding on the date on which such change occurs and in such other terms of such awards.
Performance Awards. In the event of any transaction or event described above, and in the event of any changes in accounting treatment, practices, standards or principles, the Compensation Committee will have the power to make equitable adjustments in any performance criteria and in other terms and the performance goals of any award made pursuant to the 2016 LTIP, provided that such adjustment is consistent with the requirements of Section 162(m) of the Code and the regulations thereunder to the extent applicable.
Amendment, Modification and Termination
Subject to the terms of the 2016 LTIP, the Board may at any time amend, modify or suspend the 2016 LTIP, and the Compensation Committee may at any time alter or amend any or all awards under the 2016 LTIP to the extent permitted by law. Any alterations or amendments may be made unilaterally by the Compensation Committee, subject to the provisions of the 2016 LTIP, unless such amendments are deemed by the Compensation Committee to be materially adverse to the participants and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the 2016 LTIP, except as adjusted for specified changes in capitalization.
Certain U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2016 LTIP. This summary is based upon the provisions of the Code, and regulations promulgated thereunder, as in effect on the date of this proxy statement. Changes in the law may modify this discussion, and in some cases, the changes may be retroactive. Further, this summary is not intended to be a complete discussion of all the federal income tax consequences associated with the 2016 LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes.
Incentive Stock Options.    Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If the Company grants an incentive stock option, the recipient will not be required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction.
 Similarly, when the recipient exercises any incentive stock options, provided the recipient has not ceased to be an employee for more than three months before the date of exercise, the recipient will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the recipient’s alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose alternative minimum taxable income, as defined in Section 55(b)(2) of the Code, exceeds the taxpayer’s adjusted gross income.
Additional tax consequences will depend upon how long recipients hold the shares of common stock received after exercising the incentive stock options. If a recipient holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the recipient will not recognize any ordinary income, and the Company will not be allowed to take a deduction. However, the difference between the amount the recipient realizes upon disposition of the shares and the basis (i.e., the amount the recipient paid upon exercise of the incentive stock option) in those shares will be taxed as a long-term capital gain or loss.
If the recipient disposes of shares acquired upon exercise of an incentive stock option which he or she has held for less than two years from the date of grant or one year from the date of exercise, the recipient generally will recognize ordinary income in the year of the disposition. To calculate the amount of ordinary income that must be recognized upon such a disposition, make the following determinations and calculations:

•	determine which is smaller: the amount realized on disposition of the shares or the fair market value of the shares on the date of exercise; and

•	next, subtract the basis in those shares from the smaller amount. This is the amount of ordinary income that the recipient must recognize.
To the extent that the recipient recognizes ordinary income, the Company is allowed to take a deduction. In addition, the recipient must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the recipient realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the recipient exercised the option. The recipient will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount realized upon disposition of those shares.
As noted above, the excess of the fair market value of the shares at the time the recipient exercises his or her incentive stock option over the exercise price for the shares is a tax adjustment item for the purposes of the alternative minimum tax.
Non-Qualified Stock Options.    If the recipient receives a non-qualified stock option, the recipient will not recognize income at the time of the grant of the stock option; however, the recipient will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the exercise price. The Company will be entitled to a deduction in the same amount. The ordinary income the recipient recognizes will be subject to applicable tax withholding by the Company. When the recipient sells these shares, any difference between the sales price and the basis (i.e., the exercise price plus the ordinary income recognized by the recipient) will be treated as a capital gain or loss.
Restricted Stock.    Unless a timely Section 83(b) election is made as described in the following paragraph, a recipient generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A recipient will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of common stock or the transfer restrictions lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. The ordinary income recognized by a recipient with respect to restricted stock awarded under the 2016 LTIP will be subject to applicable tax withholding by the Company. If a timely Section 83(b) election has not been made, any dividends received with respect to common stock subject to such restrictions will be treated as additional compensation income and not as dividend income.
A recipient may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the recipient would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the recipient. If the Section 83(b) election is made, the recipient’s capital gains holding period begins on the date of grant.
The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the recipient then forfeits the restricted stock, the recipient may not deduct as a loss the amount previously included in gross income.
A recipient’s tax basis in shares of restricted stock received pursuant to the 2016 LTIP will be equal to the sum of the amount (if any) the recipient paid for the common stock and the amount of ordinary income recognized by the recipient as a result of making a Section 83(b) election or upon the lapse of the restrictions. Unless a Section 83(b) election is made, the recipient’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions lapse.
In general, the Company will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by a recipient with respect to shares of restricted stock awarded pursuant to the 2016 LTIP.
If, subsequent to the lapse of the restrictions on the shares, the recipient sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the recipient will be taxed as a capital gain or capital loss.
Stock Appreciation Rights / Performance Shares / RSUs.    A recipient generally will not recognize taxable income upon the grant of SARs, performance shares or RSUs. Instead, a recipient will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the SAR, performance share or RSU award. The ordinary income the recipient recognizes will be subject to applicable tax withholding by the Company.
Upon selling any common stock received by a recipient in payment of an amount due under a SAR, performance share or RSU award, the recipient generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the recipient’s tax basis in the common stock (i.e., the ordinary income recognized by the recipient).
Other Stock-Based and Cash-Based Awards.    The tax consequences associated with any other stock-based or cash-based award granted under the 2016 LTIP will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award, any applicable holding period and the recipient’s tax basis.
Section 162(m) of the Code.    Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is our CEO or among one of our three other highest compensated officers for that year (other than our CFO). The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Compensation Committee may structure certain performance-based awards utilizing the performance criteria set forth in the 2016 LTIP so that payments under such awards may be treated as qualified performance-based compensation, although it may determine not to so structure awards.
Section 409A of the Code.    Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.
Section 280G of the Code and Section 4999 of the Code.    Under Section 280G of the Code and Section 4999 of the Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company, as defined in Sections 280G and 4999 of the Code.

Non-United States Taxpayers.    If the recipient is subject to the tax laws of any country other than the United States, the recipient should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the 2016 LTIP.
New Plan Benefits
All future grants under the 2016 LTIP are within the discretion of the Compensation Committee. For this reason, the benefits that will be received by or allocated to any person or group of persons under the 2016 LTIP in future periods is not presently determinable.
The board of directors recommends a vote “FOR” the approval of the
Post Holdings, Inc. 2016 Long-Term Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of November 16, 2015. The information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13G and Schedule 13F filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13G or Schedule 13F filing should have been filed and was not.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding (7)
FMR LLC (1) 245 Summer Street, Boston, MA 02210	5,150,035	8.3%
BlackRock, Inc. (2) 400 Howard Street, San Francisco, CA 94105	4,536,438	7.3%
Wellington Management Company (3) 280 Congress Street, Boston, MA 02210	4,325,758	7.0%
Vanguard Group Inc. (4) PO Box 2600, Valley Forge, PA 19482	4,150,777	6.7%
Paulson & Company (5) 1251 Avenue of the Americas, New York, NY 10020	3,706,000	6.0%
Dimensional Fund Advisors LP (6) 6300 Bee Cave Road, Building One, Austin, TX 78746	3,225,168	5.2%
_________

(1)	As reported on Schedule 13F filed with the SEC on November 10, 2015 with a report date of September 30, 2015.

(2)
As reported on Schedule 13F filed by Blackrock Fund Advisors (with respect to 2,846,196 shares) and Schedule 13F filed by Blackrock Institutional Trust Company, N.A. (with respect to 1,690,242 shares) with the SEC both on November 13, 2015 with a report dates of September 30, 2015. Blackrock Fund Advisors and Blackrock Institutional Trust Company, N.A. are both subsidiaries of BlackRock, Inc.

(3)	As reported on Schedule 13F filed with the SEC on November 16, 2015 with a report date of September 30, 2015.

(4)	As reported on Schedule 13F filed with the SEC on November 12, 2015 with a report date of September 30, 2015.

(5)	As reported on Schedule 13F filed with the SEC on November 16, 2015 with a report date of September 30, 2015.

(6)	As reported on Schedule 13F filed with the SEC on November 13, 2015 with a report date of September 30, 2015.

(7)	Based on 62,080,447 shares outstanding as of November 16, 2015.

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of November 16, 2015, by our directors, director nominees and executive officers. Except as noted, all such persons possess sole voting and dispositive powers with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares Beneficially Owned		Exercisable Options		Total	% of Shares Outstanding(9)	Other Stock-Based Items (10)	Total Stock-Based Ownership
William P. Stiritz (1)	369,662	(2)	—		369,662	0.6	—	369,662
Robert V. Vitale	32,425	(3)	208,332	(4)	240,757	0.4	—	240,757
Jay W. Brown	—		(8)		—	*	11,760	11,760
Edwin H. Callison	1,700	(5)	(8)		1,700	*	8,378	10,078
Gregory L. Curl	—		(8)		—	*	—	—
Robert E. Grote	1,000	(6)	(8)		1,000	*	9,777	10,777
David W. Kemper	—		(8)		—	*	240	240
David P. Skarie	27,880	(7)	(8)		27,880	*	9,976	37,856
Jeff A. Zadoks	—		—		—	*	—	—
James E. Dwyer, Jr.	3,452		33,333		36,785	*	—	36,785
Richard R. Koulouris	20,000		—		20,000	*	—	20,000
Diedre J. Gray	—		—		—	*	—	—
All directors and executive officers as a group (12 people)	456,119		241,665		697,784	1.1%	40,131	737,915
_________

(1)	Although Mr. Stiritz has vested stock and option awards, Mr. Stiritz will not receive any financial benefit from such awards until Mr. Stiritz is no longer an executive officer of the Company.

(2)	Includes 166 shares of common stock held by Mr. Stiritz’s wife.

(3)	Includes 22,648 shares held in trusts for the benefit of Mr. Vitale.

(4)	Includes 166,666 exercisable stock options held in a trust for the benefit of Mr. Vitale.

(5)	Includes 100 shares of common stock held by Mr. Callison’s wife. Mr. Callison also has shared voting and investment power with respect to 600 shares held in his daughter’s and grandchildren’s trusts.

(6)	Mr. Grote has shared voting and investment power with respect to 1,000 shares held in his children’s trust.

(7)	Mr. Skarie has shared voting and investment power with his wife with respect to 6,487 shares held in his children’s trust.

(8)
While our non-employee directors are granted stock appreciation rights on an annual basis, these stock appreciation rights become exercisable three years from the date of grant or upon that non-employee director’s resignation, retirement, disability or death.

(9)	Based on 62,080,447 shares outstanding as of November 16, 2015.

(10)
Includes indirect interests in shares of our common stock held under our director deferred compensation plan. While indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports must also be furnished to us.
Based solely on a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all filing requirements applicable to officers and directors have been complied with during the preceding fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy and Procedures Governing Related Party Transactions
We have adopted a written conflict of interest policy that, together with our written global standards of business conduct and our written code of conduct for directors, is designed to prevent each director and corporate officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee (the “Compensation Committee”) is responsible for reviewing transactions in which one or more directors or corporate officers may have an interest. The Compensation Committee acts pursuant to a written charter, giving the committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Compensation Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Compensation Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Compensation Committee will take into account relevant facts and circumstances, including the following:

•	whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;

•	the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and

•	the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Compensation Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it will determine that the transaction is in, or is not inconsistent with, the best interests of our company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Compensation Committee, management will present the transaction to the Compensation Committee for consideration.
The Compensation Committee will pre-approve certain transactions in which a corporate officer or director may have an interest including (i) transactions involving competitive bids, (ii) certain charitable contributions and (iii) certain banking-related services. No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Compensation Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Mr. Nick Stiritz, the adult son of Mr. Stiritz, our Executive Chairman, joined the Company as a Brand Manager in November 2013 for the Company’s subsidiary, Premier Nutrition Corporation.  Mr. Nick Stiritz has a base salary of $108,150 and a bonus target of 10%.  In November 2015, the Compensation Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction.  In setting Mr. Nick Stiritz’s compensation, we followed the same policies and practices that we have historically used to set compensation for other similarly-situated employees.
OTHER MATTERS

Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We will also pay for the solicitation of proxies. We hired Georgeson Inc. to assist in the solicitation of proxies for a fee of $13,000 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone or personal contact. Our employees will not receive additional compensation for these activities.
Shareholder Nominations and Proposals for the 2017 Annual Meeting
Under our bylaws, shareholders who desire to nominate a director or present any other business at an annual meeting of shareholders must follow certain procedures. Generally, to be considered at the 2017 annual meeting of shareholders, a shareholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by the corporate secretary between September 30, 2016 and October 30, 2016. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2017 annual meeting of shareholders, then it must be received by our corporate secretary no later than August 12, 2016 and must also comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.

Form 10-K and Other Filings
Upon written request and at no charge, we will provide a copy of any of our filings with the SEC, including our Annual Report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. These documents are also available on our website at www.postholdings.com, and the website of the SEC at www.sec.gov.

Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2015 annual report may be viewed online at www.edocumentview.com/Post and on our website at www.postholdings.com. Information on our website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled “Proxy and Voting Information” beginning on page 2 of this proxy statement. There, you will also find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

Householding
SEC rules allow delivery of a single annual report and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the annual report and proxy statement, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one proxy statement and annual report. Shareholders who prefer to receive separate copies of the proxy statement and annual report, either now or in the future, may request to receive separate copies of the proxy statement and annual report by notifying our corporate secretary. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report delivered to the household in the future should also contact our corporate secretary. Our corporate secretary may be reached by telephone at 314-644-7600 or by mail at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.
By order of the Board of Directors,
Diedre J. Gray
Senior Vice President, General Counsel
and Chief Administrative Officer, Secretary

December 10, 2015

ANNEX A
POST HOLDINGS, INC.
2016 LONG-TERM INCENTIVE PLAN
1.Establishment and Purpose. Post Holdings, Inc. hereby establishes, effective January 28, 2016, an incentive compensation plan known as the “Post Holdings, Inc. 2016 Long-Term Incentive Plan.” The purposes of the Plan are to attract, retain, and motivate Participants (as defined herein) by offering such individuals opportunities to realize stock price appreciation, by facilitating stock ownership, and/or by rewarding them for achieving a high level of performance.
2.Definitions. The capitalized terms used in this Plan have the meanings set forth below.
(a)“Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.
(b)“Agreement” means a written agreement, contract, certificate or other instrument or document (which may be transmitted electronically to any Participant) evidencing the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.
(c)“Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Associate” shall also include any Non-Employee Director serving on the Company’s Board of Directors or any consultant or advisor to the Company or an Affiliate. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate” or in Section 7(a)(i)) shall include the providing of services as a Non-Employee Director, consultant or advisor.
(d)“Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.
(e)“Board” means the Board of Directors of the Company.
(f)“Cause” shall mean with respect to a Participant (other than a Non-Employee Director), except as otherwise provided in an Agreement, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or fiduciary breach with respect to the Company or an Affiliate, (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate, (iv) the material failure to perform duties, (v) the willful failure to perform duties with the Company or an Affiliate or the willful engaging in conduct which is injurious to the Company or an Affiliate, or (vi) violation of state or federal securities laws. “Cause” shall mean with respect to a Participant who is a Non-Employee Director, except as otherwise provided in an Agreement, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the Director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause. For purposes of this definition of “Cause,” the term “Affiliate” shall include all such entities provided for in the definition of such term and any Parent or Subsidiary of the Company.
(g)“Change in Control” shall mean any of the following:
(i)Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.
(ii)More than 50% of the (x) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (y) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(g)(ii);
(A)any acquisition or beneficial ownership by the Company or a Subsidiary, or

(B)any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its Subsidiaries.
(iii)Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination;
(A)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);
(B)no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors or other governing body of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 50% of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and
(C)at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.
(iv)The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).
(v)The shareholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control shall not include transactions commonly known as Reverse Morris Trust transactions.
Notwithstanding anything herein to the contrary, an event described herein shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder.
(h)“Change in Control Date” shall mean, in the case of a Change in Control defined in clauses (i) through (iv) of the definition thereof, the date on which the event is consummated, and in the case of a Change in Control defined in clause (v) of the definition thereof, the date on which the Company shall commence such liquidation or dissolution.
(i)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(j)“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.
(k)“Company” means Post Holdings, Inc., a Missouri corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
(l)“Disability” means, except as otherwise provided in an Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.
(n)“Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:
(i)(A) the closing sales price of a Share on the composite tape for New York Stock Exchange (“NYSE”) listed shares, or if Shares are not quoted on the composite tape for NYSE listed shares, on the Nasdaq Global Select Market or any similar system then in use or, (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the Nasdaq Global Select Market or any similar system then in use, or (C) if the Shares are not quoted on the NYSE composite tape or the Nasdaq Global Select Market or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the specified date, or, if no sale of Shares shall have occurred on that date, on the immediately preceding day on which a sale of Shares occurred, or
(ii)if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.
In the case of any Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.
(o)“Good Reason” means, except as otherwise provided in an Agreement, the occurrence of one or more of the following, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days after the Participant’s knowledge of the applicable circumstances): (i) a material diminution in a Participant’s duties and responsibilities, (ii) a material decrease in a Participant’s base salary or bonus opportunity, or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles, in each case, without written consent; provided that in each case, the Participant must actually terminate his or her employment within thirty (30) days following the Company’s thirty (30)-day cure period specified herein.
(p)“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.
(q)“Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the effective date of the Plan, constituted the Board; and (ii) any individuals who become directors subsequent to such effective date whose appointment, election or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board. The Incumbent Board shall exclude any individual whose initial assumption of office occurred (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (other than a solicitation of proxies by the Incumbent Board) or (ii) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.
(r)“Non-Employee Director” means a member of the Board who is a “non-employee director,” as defined by Exchange Act Rule 16b-3.
(s)“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
(t)“Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options granted under Section 7 hereof.
(u)“Other Award” means an Award of Stock, an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares, or a cash-based Award granted under Section 11 hereof.
(v)“Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code.
(w)“Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(x)“Participant” means an Associate to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.
(y)“Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.
(z)“Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.
(aa)“Performance Shares” means a contingent award of a specified number of Performance Shares or Units granted under Section 9 hereof, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.
(bb)    “Plan” means this 2016 Long-Term Incentive Plan, as amended and in effect from time to time.
(cc)    “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.
(dd)    “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.
(ee)    “Retirement” shall mean, except as otherwise provided in an Agreement, a voluntary termination of employment after attainment of age 65.
(ff)    “Share” means a share of Stock.
(gg)    “Stock” means the Company’s common stock, $0.01 par value per share (as such par value may be adjusted from time to time) or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).
(hh)    “Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.
(ii)    “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.
(jj)    “Successor” with respect to a Participant means, except as otherwise provided in an Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or forms submitted by the Participant to the Committee under Section 13(h) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.
(kk)    “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.
(ll)    “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights and Performance Shares expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated. No Shares will be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.
Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.
(a)Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided herein or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(i)to construe and interpret the Plan and apply its provisions;

(ii)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(iii)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv)to determine when Awards are to be granted under the Plan and the applicable grant date;
(v)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(vi)to determine the number of shares of Stock or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;
(vii)to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;
(viii)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;
(ix)to determine the target number of Performance Shares to be granted pursuant to an Award of Performance Shares, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;
(x)to designate an Award (including a cash bonus) as a performance compensation Award and to select the performance criteria that will be used to establish the performance goals;
(xi)to amend any outstanding Awards; provided, however, that if any such amendment materially impairs a Participant’s rights or materially increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent, unless such amendment is required by law;
(xii)to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended;
(xiii)to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of employment for purposes of the Plan;
(xiv)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(xv)to interpret, administer or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(xvi)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee. To the extent the Committee determines that the restrictions imposed by this Plan preclude the achievement of material purposes of the Awards in jurisdictions outside of the United States, the Committee has the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
The Committee shall not have the right, without shareholder approval, to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re-granting such Option or Stock Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the Term of an Option or Stock Appreciation Right or (iv) deliver stock, cash or other consideration in exchange for the cancellation of an Option or Stock Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Stock Appreciation Right.
All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
(b)Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate all or any part of the administration of the Plan to one or more committees of one or more members of the Board, or to senior officers of the Company, and may authorize further delegation by such committees to senior officers of the Company, in each case, to the extent permitted by Missouri law and subject to the Committee’s charter; provided that, determinations regarding the timing, pricing, amount and terms of any Award to a “reporting person” for purposes of Section 16 of the Exchange Act shall be made only by the Committee; and provided further that subject to Section 3(e) no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for favorable treatment under Section 162(m) of the Code not to qualify for, or to cease to qualify for, the favorable treatment under Section 162(m) of the Code. Any such delegation may be revoked by the Committee at any time. The term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(c)Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.
(d)Awards for Non-Employee Directors. The Board (which may delegate the determination to a Committee of the Board) may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award (other than Incentive Stock Options) as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations, and such other information as the Board may deem appropriate.
(e)Committee Composition. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
4.Shares Available; Maximum Payouts.
(a)Shares Available. Subject to adjustment in accordance with Section 13(f), the total number of Shares available for the grant of Awards under the Plan shall be (i) two million (2,000,000) Shares plus (ii) the number of Shares that, immediately prior to the effective date of this Plan, remain available for future awards under the Post Holdings, Inc. 2012 Long-Term Incentive Plan, as amended and restated. Such number of Shares shall be increased by the number of Shares made available as a result of any awards that are forfeited, cancelled, terminated, or that expire or lapse for any reason, after the effective date of this Plan, under the Post Holdings, Inc. 2012 Long-Term Incentive Plan, as amended and restated. No more than a maximum aggregate of two million (2,000,000) Shares may be granted as Incentive Stock Options. Stock Options, Stock Appreciation Rights, and Restricted Stock awarded, and Awards of Restricted Stock Units, Performance Shares and Other Awards settled in Shares awarded shall reduce the number of Shares available for Awards by one Share for every one Share subject to such Award. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. Any Shares that again become available for future grants pursuant to Section 4 shall be added back as one Share. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Stock Option; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award; or (iii) Shares repurchased on the open market with the proceeds of a Stock Option exercise price.
(b)Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) any Shares subject to an Award under the Plan to the extent to which Award is forfeited, cancelled, terminated, expires or lapses for any reason; and (ii) Shares and any Awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted (subject to applicable repricing restrictions herein), or through obligations to grant future awards, as a result of a merger, consolidation or acquisition of the employing company with or by the Company. If an Award is settled in cash, the number of Shares on which the Award is based shall not be applied to the Share limitations of subsection 4(a).

(c)Award Limitations.
(i)No Participant shall be granted (A) Options to purchase Shares and Stock Appreciation Rights with respect to more than two million (2,000,000) Shares in the aggregate, (B) any other Awards with respect to more than two million (2,000,000) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof) or (C) any cash bonus Awards not denominated or expressed in terms of number of Shares or Units with a value that exceeds ten million (10,000,000) dollars in the aggregate, in each case, in any twelve-month period under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).
(ii)Notwithstanding the foregoing, no Participant who is a Non-Employee Director shall be granted (A) Options to purchase Shares and Stock Appreciation Rights with respect to more than fifteen thousand (15,000) Shares in the aggregate or (B) any other Awards with respect to more than fifteen thousand (15,000) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), in each case, in any twelve-month period under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).
(d)No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.
5.Eligibility. Awards may be granted under this Plan to any Associate at the discretion of the Committee.
6.General Terms of Awards.
(a)Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units, or Other Awards.
(b)Amount of Awards. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock, Stock Units, or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.
(c)Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period of Performance Shares and other performance-based Awards shall be subject to Section 12 and/or Section 13(f) hereof, as applicable.
(d)Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such Award, in addition to the terms and conditions specified in this Plan.
(e)Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.
(f)Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s service with the Company or its Affiliates, including, without limitation, upon death or Disability or other termination of employment. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement, need not be uniform among Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

(g)Change in Control. In the event the Participant ceases to be employed with the Company, either as a result of a termination by the Company without Cause or by the Participant for Good Reason, during the twelve (12)-month period following a Change in Control Date, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Shares of Restricted Stock, Restricted Stock Units, and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels (or, if the termination of employment occurs within the six (6) months prior to the end of the applicable Performance Period, the greater of 100% target levels and actual performance levels, to the extent permitted by applicable tax law) and all other terms and conditions will be deemed met as of the date of the Participant’s termination of employment.
(h)Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.
(i)Minimum Vesting of Awards. Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4(a) and subject to Sections 6(g) and 13(f), any Awards that vest solely on the basis of the passage of time or continued employment with the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards that vest upon the attainment of performance goals shall not provide for vesting which is any more rapid than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in certain events, including in the event of the Participant’s death, Disability, or Retirement.
(j)Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting, or payment of any Award provided under the Plan.
7.Stock Options.
(a)Terms of All Options.
(i)Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate. In no event may Options known as reload options be granted hereunder. The provisions of separate Options need not be identical. Except as provided by Section 13(f), Participants holding Options shall have no dividend rights with respect to Shares subject to such Options. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time.
(ii)Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof, unless otherwise provided in the Agreement. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor.
(iii)Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.
(iv)Termination of Employment. Unless otherwise provided in an Agreement, in the event a Participant’s employment terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (A) the date that is six months following the termination of the Participant’s employment or (B) the expiration of the Term of the Option as set forth in the Award Agreement; provided that, if the termination of employment is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Participant does not exercise his or her Option within the time specified in the Agreement, the Option shall terminate.
(v)Disability. Unless otherwise provided in an Award Agreement, in the event that a Participant’s employment terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (A) the date that is three years following such termination or (B) the expiration of the Term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
(vi)Death. Unless otherwise provided in an Award Agreement, in the event a Participant’s employment terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (A) the date that is three years following the date of death or (B) the expiration of the Term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall terminate.
(b)Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:
(i)the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Stock Options;
(ii)an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;
(iii)the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and
(iv)notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.
8.Stock Appreciation Rights.
(a)Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right (“purchase price”). Each Stock Appreciation Right may be exercisable in whole or in part on and otherwise subject to the terms provided in the applicable Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. Except as provided by Section 13(f), Participants holding Stock Appreciation Rights shall have no dividend rights with respect to Shares subject to such Stock Appreciation Rights.
(b)Exercisability. Each Stock Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Stock Appreciation Right may be exercised for a fraction of a Share.
9.Performance Shares.
(a)Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance goals established in writing by the Committee. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance goals and other terms and conditions shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment.
(b)Vesting. An Award subject to this Section 9 shall vest or be earned on the terms provided in the Agreement.
(c)Valuation. To the extent that payment of a Performance Share is made in cash, a Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.
(d)Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Agreement, or as provided by Section 13(f); provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.
10.Restricted Stock and Restricted Stock Unit Awards.
(a)Grant. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Agreement, which may include, but are not limited to, continuous employment with the Company, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. During any period in which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Stock Units shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Restricted Stock Units, other than as the Committee so provides, in its discretion, in an Agreement, or as provided by Section 13(f). Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank stock power with respect to the Restricted Stock covered by such agreement.
(b)Restrictions.
(i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.
(ii)Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(iii)Subject to Section 6(i), the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.
(c)Restricted Period. An Award of Restricted Stock or Restricted Stock Units shall vest on the terms provided in the Agreement. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
11.Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.
12.Performance-Based Awards.
(a)Application to Covered Employee. Notwithstanding any other provision of the Plan, the Committee may provide, in its discretion, that an Award granted to any Participant is subject to this Section 12, to the extent the Committee deems appropriate.
(b)Performance Goals. Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Committee. Performance Criteria that may be used to establish performance goals are: free cash flow, adjusted free cash flow, base-business net sales, total segment profit, adjusted EBIT/EBITDA, adjusted diluted earnings per share, adjusted gross profit, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, operating income, total shareholder return, compound shareholder return, market share, return on equity, average return on invested capital, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals. The Performance Criteria for each Participant and the amount payable if those Performance Criteria are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the Performance Criteria relate and while the outcome of whether or not those Performance Criteria will be achieved is substantially uncertain. However, in no event will such Performance Criteria be established after 25% of the period of service to which the goals relate has elapsed. The Performance Criteria shall be objective. Such Performance Criteria and the amount payable for each performance period if the Performance Criteria are achieved shall be set forth in the applicable Agreement. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a performance-based Award. No amounts shall be payable to any Participant for any Performance Period unless and until the Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.
(c)Payment Subject to Negative Discretion. With respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award.
(d)Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate.
13.General Provisions.
(a)Effective Date of this Plan. This Plan shall become effective as of January 28, 2016, provided that the Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.
(b)Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten years following the date on which it is effective (i.e., until January 28, 2026) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.
(c)Right to Terminate Employment. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

(d)Tax Withholding. The Company shall withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.
(e)Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law and subject to the requirements of Section 2(b), in which event, as provided in Section 2(b), the term “Agreement” shall mean the Agreement as so amended. Amendments are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Associates with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Stock Options or to the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(f)Adjustment Upon Certain Changes.
(i)Shares Available for Grants. In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change or transaction, the maximum aggregate number of Shares with respect to which the Committee may grant Awards and the maximum aggregate number of Shares with respect to which the Committee may grant Awards to any individual Participant in any year shall be appropriately adjusted by the Committee.
(ii)Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the number of shares of Stock subject to each outstanding Award and the exercise price per Share, or similar reference price, to the extent applicable, of each such Award.
(iii)Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall have the power to adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation.
(iv)Certain Other Transactions. In the event of (A) a dissolution or liquidation of the Company, (B) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (C) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (D) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:
(1) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash for each share of Stock subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (I) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (II) the exercise price per Share of such Stock Option or Stock Appreciation Right, and provided, further, that the Committee shall not accelerate the vesting of an Award in a manner that is inconsistent with Section 6(g) hereof, unless the Committee determines that such acceleration is in the best interests of the Company; or
(2) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the Award, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.
(v)Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in subsections (ii), (iii) or (iv), the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.
(vi)Performance Awards. In the event of any transaction or event described in this Section 13(f), including without limitation any corporate change referred to in subsection (v) hereof, and in the event of any changes in accounting treatment, practices, standards or principles, the Committee shall have the power to make equitable adjustments in any Performance Criteria and in other terms and the performance goals of any Award made pursuant to Sections 9 or 12 hereof, provided that such adjustment is consistent with the requirements of Section 162(m) of the Code and the regulations thereunder to the extent applicable.
(vii)No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Award.
(g)Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(h)Beneficiary Upon Participant’s Death. To the extent that the transfer of a participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement, and the Company and the Committee and Board and members thereof, shall not be under any further liability to anyone.
(i)Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(j)Limits of Liability.
(i)Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.
(ii)Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3 hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.
(iii)To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
(k)Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.
(l)Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
(m)Forfeiture. The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(n)Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.
(o)Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
(p)Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
(q)Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Agreements.
14.Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees or other service providers of other corporations who are about to become Associates, or whose employer (or entity with respect to which such individual provides services) is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute

Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.
15.Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly.
16.Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
17.Deferred Compensation. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Each installment in any series of payments under any Award shall be considered a “separate payment” for all purposes of Section 409A of the Code. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. References to termination or cessation of employment, separation from service, or similar or correlative terms shall be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Code), to the extent necessary to comply with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of employment shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void.
18.Prior Plan. Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company’s shareholders as provided hereunder, the Post Holdings, Inc. 2012 Long-Term Incentive Plan, as amended and restated, shall remain in effect, but grants of awards thereunder shall not be made after the effective date of this Plan. All grants and awards previously made under the Post Holdings, Inc. 2012 Long-Term Incentive Plan shall be governed by the terms of such plan.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 28, 2016.
Vote by Internet • Go to www.envisionreports.com/POST • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼
A. Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item No. 1 and FOR Item Nos. 2, 3, 4.

1. Election of Directors:	For	Withhold		For	Withhold
01 – Gregory L. Curl	☐	☐	02 – David P. Skarie	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2016.	☐	☐	☐	3. Advisory vote on executive compensation.	☐	☐	☐

4. Approval of Post Holdings, Inc. 2016 Long-Term Incentive Plan	☐	☐	☐
B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
PLEASE CONTACT THE COMPANY’S SHAREHOLDER SERVICES DEPARTMENT AT (314) 644-7626 PRIOR TO THE MEETING.

FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

POST HOLDINGS, INC.
2016 ANNUAL MEETING OF SHAREHOLDERS

DRURY INN & SUITES BRENTWOOD
8700 EAGER ROAD
ST. LOUIS, MISSOURI 63144
Thursday, January 28, 2016 at 9:00 a.m.
SIGNATURE _______________________________________________
Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 28, 2016
DRURY INN & SUITES BRENTWOOD, 8700 EAGER ROAD, ST. LOUIS, MISSOURI 63144

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 28, 2016 at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2, 3 and 4.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.

(Continued and to be dated and signed on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Annual Meeting Proxy Card
▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
A. Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item No. 1, and FOR Item Nos. 2, 3, 4.

1. Election of Directors:	For	Withhold		For	Withhold
01 – Gregory L. Curl	☐	☐	02 – David P. Skarie	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2016.	☐	☐	☐	3. Advisory vote on executive compensation.	☐	☐	☐

4. Approval of Post Holdings, Inc. 2016 Long-Term Incentive Plan	☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box.
/ /

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 28, 2016
DRURY INN & SUITES BRENTWOOD, 8700 EAGER ROAD, ST. LOUIS, MISSOURI 63144

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 28, 2016 at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2, 3 and 4.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)